As filed with the Securities and Exchange Commission on November 12, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.

(Exact name of Registrants as Specified in their Charter)

Maryland	4833	52-1494660
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of registrant’s Principal Executive Offices)

SINCLAIR TELEVISION GROUP, INC.

(Exact name of Registrants as Specified in their Charter)

See Schedule A for Table of Additional Registrants

Maryland	4833	55-0829972
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of registrant’s Principal Executive Offices)

David D. Smith

Chairman of the Board, President and Chief Executive Officer

Sinclair Television Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Jeffrey B. Grill, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, D.C. 20037
(202) 663-8000

Approximate date of commencement of proposed exchange offer:   As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class	Amount to	Maximum Offering Price	Aggregate Offering	Amount of Registration
of Securities to be Registered	be Registered	Per Note(1)	Price(1)	Fee
8 3/8% Senior Notes due 2018	$250,000,000	100%	$250,000,000	$17,825
Guarantee of the 8 3/8% Senior Notes due 2018(2)	N/A	N/A	N/A	—

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)   The 8 3/8% Senior Notes due 2018 are jointly and severally guaranteed, on a senior unsecured basis, by Sinclair Broadcast Group, Inc. (“Sinclair”), two of Sinclair’s subsidiaries and all but two of the subsidiaries of Sinclair Television Group, Inc. See Schedule A for a table of registrant guarantors in addition to Sinclair.

(3)   Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is required.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor’s Principal Executive Offices
Sinclair Broadcast Group, Inc.	Maryland	4833	52-1494660	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV, LLC	Maryland	4833	52-1836393	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IV, Inc.	Maryland	4833	52-1947227	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL, Inc.	Maryland	4833	52-1911462	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media I, Inc.	Maryland	4833	52-1742771	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH, Inc.	Maryland	4833	52-1952880	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media II, Inc.	Maryland	4833	52-1313500	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSTR Licensee, Inc.	Maryland	4833	52-1958895	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME, Inc.	Maryland	4833	52-2050323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media III, Inc.	Maryland	4833	52-1836394	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO, Inc.	Maryland	4833	52-1836391	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ, Inc.	Maryland	4833	52-1903498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WYZZ, Inc.	Maryland	4833	52-1959155	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOCB, Inc.	Oklahoma	4833	73-1021304	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY, Inc.	Delaware	4833	61-1250982	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WYZZ Licensee, Inc.	Delaware	4833	52-1959631	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KLGT, Inc.	Minnesota	4833	41-1706187	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Company II, Inc.	Delaware	4833	52-2091286	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYX Licensee, Inc.	Maryland	4833	52-2100995	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGGB, Inc.	Maryland	4833	52-1976547	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC, Inc.	Maryland	4833	52-2149163	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications II, Inc.	Delaware	4833	04-3289279	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Sinclair Holdings I, Inc.	Virginia	4833	54-1637082	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Holdings II, Inc.	Virginia	4833	54-1781478	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Holdings III, Inc.	Virginia	4833	54-1834835	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Company, Inc.	Delaware	4833	58-1719496	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Buffalo, Inc.	Delaware	4833	22-2997498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Charleston, Inc.	Delaware	4833	57-0856686	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Nashville, Inc.	Tennessee	4833	62-0948016	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Nevada, Inc.	Nevada	4833	88-0299238	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Tennessee, Inc.	Delaware	4833	62-1663615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television License Holder, Inc.	Nevada	4833	04-3404381	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Dayton, Inc.	Delaware	4833	25-1462963	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VII, Inc.	Maryland	4833	52-2202776	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VIII, Inc.	Maryland	4833	52-2202775	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IX, Inc.	Maryland	4833	52-2202774	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition X, Inc.	Maryland	4833	52-2202779	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Montecito Broadcasting Corporation	Delaware	4833	33-0773615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Channel 33, Inc.	Nevada	4833	88-0233278	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNYO, Inc.	Delaware	4833	65-0617241	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
New York Television, Inc.	Maryland	4833	52-2261453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties, LLC	Virginia	4833	54-1781481	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties II, LLC	Virginia	4833	54-1896557	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KBSI Licensee L.P.	Virginia	4833	54-1762871	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH, LLC	Nevada	4833	03-0507160	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMMP Licensee L.P.	Virginia	4833	54-1816156	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYT Licensee L.P.	Virginia	4833	54-1717683	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

WEMT Licensee L.P.	Virginia	4833	54-1794615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKEF Licensee L.P.	Virginia	4833	54-1762869	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME Licensee, LLC	Maryland	4833	52-2149851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICD Licensee, LLC	Maryland	4833	52-2149843	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICS Licensee, LLC	Maryland	4833	52-2149853	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGAN Licensee, LLC	Maryland	4833	52-2149845	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH Licensee, LLC	Maryland	4833	52-2115781	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPGH Licensee, LLC	Maryland	4833	52-2115755	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDNL Licensee, LLC	Maryland	4833	52-2115752	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWB Licensee, LLC	Maryland	4833	52-2203568	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ Licensee, LLC	Maryland	4833	52-2115761	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Television Licensee, LLC	Maryland	4833	52-2115731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KABB Licensee, LLC	Maryland	4833	52-2115751	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLOS Licensee, LLC	Maryland	4833	52-2115696	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KLGT Licensee, LLC	Maryland	4833	52-2117084	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV Licensee, LLC	Maryland	4833	52-2115785	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUPN Licensee, LLC	Maryland	4833	52-2115754	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WEAR Licensee, LLC	Maryland	4833	52-2117080	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL Licensee, LLC	Maryland	4833	52-2115786	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO Licensee, LLC	Maryland	4833	52-2115688	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC Licensee, LLC	Maryland	4833	52-2149854	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGGB Licensee, LLC	Maryland	4833	52-2149857	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOCB Licensee, LLC	Maryland	4833	52-2115783	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY Licensee, LLC	Maryland	4833	52-2115782	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH Licensee, LLC	Maryland	4833	52-2203569	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

WUPN Licensee, LLC	Maryland	4833	52-2203571	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUXP Licensee, LLC	Maryland	4833	52-2203570	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCHS Licensee, LLC	Maryland	4833	52-2115763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Finance, LLC	Minnesota	4833	41-1996699	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Birmingham (WABM-TV) Licensee, Inc.	Maryland	4833	90-0209556	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Raleigh (WRDC-TV) Licensee, Inc.	Maryland	4833	25-1761433	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
San Antonio (KRRT-TV) Licensee, Inc.	Maryland	4833	23-2930453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVTV Licensee, Inc.	Maryland	4833	51-0350913	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUHF Licensee, LLC	Nevada	4833	75-2975838	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMSN Licensee, LLC	Nevada	4833	75-2976030	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRLH Licensee, LLC	Nevada	4833	75-2976002	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUTV Licensee, LLC	Nevada	4833	75-2975851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WXLV Licensee, LLC	Nevada	4833	75-2975864	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WZTV Licensee, LLC	Nevada	4833	75-2975977	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVAH Licensee, LLC	Nevada	4833	04-3702038	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTAT Licensee, LLC	Nevada	4833	03-0472770	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRGT Licensee, LLC	Nevada	4833	01-0735535	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair NewsCentral, LLC	Maryland	4833	01-0723291	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM Licensee, LLC	Maryland	4833	52-2115766	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM, LLC	Maryland	4833	55-0829966	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFXA Licensee, LLC	Nevada	4833	26-2161390	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
San Antonio Television, LLC	Delaware	4833	43-2067983	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications, LLC	Maryland	4833	55-0829979	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Programming Company, LLC	Maryland	4833	54-2095223	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKA Licensee, LLC	Nevada	4833	20-4154259	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

WFGX Licensee, LLC	Nevada	4833	27-0086509	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNAB Licensee, LLC	Nevada	4833	20-3179769	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNYS Licensee, LLC	Nevada	4833	20-4154219	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRDC, LLC	Nevada	4833	56-2319367	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 12, 2010

Prospectus

SINCLAIR TELEVISION GROUP, INC.

OFFER TO EXCHANGE

$250,000,000
8 3/8% Senior Notes due 2018, registered under the Securities Act of 1933, for any and all outstanding 8 3/8% Senior Notes due 2018

Sinclair Television Group, Inc. (the “Issuer”) is offering to exchange, on the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, 8.375% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 8.375% Senior Notes due 2018. We refer to the registered notes as the “exchange notes,” the unregistered, original notes as the “original notes” and the exchange notes and original notes, collectively, as the “notes.” The notes are guaranteed by Sinclair Broadcast Group, Inc., the Issuer’s parent (“Sinclair”), two of Sinclair’s subsidiaries and all but two of the Issuer’s subsidiaries.

The exchange notes are substantially identical to the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not bear any legend restricting their transfer and will not have rights to additional interest or registration rights. The exchange notes will represent the same debt as the original notes, and will be issued under the same indenture.

We will exchange an equal principal amount of exchange notes for all original notes that you validly tender and do not validly withdraw before the exchange offer expires. The exchange offer expires at 5:00 p.m., New York City time, on                , 2010, unless extended. We do not currently intend to extend the exchange offer.  You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.  Neither Sinclair Television Group, Inc. nor any of its subsidiaries will receive any proceeds from the exchange offer.

We have not applied, and do not intend to apply, for listing of the exchange notes on any securities exchange or automated quotation system.

See the “Risk Factors” beginning on page 9 of this prospectus for a discussion of certain risks that you should consider in connection with this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

MARKET AND INDUSTRY DATA

SUMMARY	1

RISK FACTORS	9

SELECTED CONSOLIDATED FINANCIAL DATA	23

CAPITALIZATION	25

USE OF PROCEEDS	26

THE EXCHANGE OFFER	27

DESCRIPTION OF THE EXCHANGE NOTES	35

PLAN OF DISTRIBUTION	70

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	71

LEGAL MATTERS	72

EXPERTS	72

INCORPORATION BY REFERENCE	73

WHERE YOU CAN FIND MORE INFORMATION	73

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, in connection with any offer made by this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to exchange the original notes for the exchange notes only in places where the exchange offer is permitted. Neither the delivery of this prospectus nor any sale or exchange made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of the Issuer may have changed since that date.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires, we refer to Sinclair Television Group, Inc. as the “Issuer.” The Issuer is a direct, wholly-owned subsidiary of Sinclair Broadcast Group, Inc., which we refer to in this prospectus as “Sinclair.” The terms “we,” “us,” and “our” refer to Sinclair and all of its subsidiaries, unless otherwise indicated or the context otherwise requires.  “Original notes” refers to the $250,000,000 aggregate principal amount of Sinclair’s 8.375% Senior Notes due 2018, originally issued on October 4, 2010. “Exchange notes” refers to Sinclair’s 8.375% Senior Notes due 2018, offered pursuant to this prospectus. The original notes and the exchange notes are sometimes referred to collectively as the “notes.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act and the rules and regulations promulgated thereunder. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending one hundred and eighty days after such date, this prospectus will be made available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Any statements in this prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission (the “SEC”). Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus and in documents incorporated by reference in this prospectus, including those set forth under the caption “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

MARKET AND INDUSTRY DATA

Market and industry data and forecasts included in this prospectus have been obtained from independent industry sources. Although we believe these sources to be reliable, we have not independently verified the information obtained from these sources and we cannot assure you of the accuracy or completeness of such third party information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and therefore is not complete and does not contain all the information that you should consider before participating in this exchange offer. You should read this entire document carefully, including the information under the heading “Risk Factors” and the information and  the financial statements and related notes included elsewhere or incorporated by reference in this prospectus.

Our Company

We are a diversified television broadcasting company that owns or provides certain programming, operating or sales services to more television stations than most other commercial broadcasting groups in the United States.  We currently own, provide programming and operating services pursuant to local marketing agreements (each, an “LMA”) or provide (or are provided) sales services pursuant to outsourcing agreements to 58 television stations in 35 markets.  For the purpose of this prospectus, these 58 stations are referred to as “our” stations. Our stations reach approximately 22% of U.S. television households, and we are affiliated with all major networks.

We have a mid-size market focus and 44 of our 58 stations are located in television designated market areas (each, a “DMA”) that rank between the 14th and 77th largest in the United States. Our television station group is diverse in network affiliation: FOX (20 stations); MyNetworkTV (16 stations; MyNetworkTV is not a network affiliate, but it is branded as such); ABC (9 stations); The CW (10 stations); CBS (2 stations); and NBC (1 station). In August 2010 one of our MyNetworkTV affiliates became an affiliate of The CW.

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “SBGI.”

Recent Developments

On October 4, 2010, the Issuer closed its previously announced offering of $250.0 million aggregate principal amount of the original notes.

On October 19, 2010, the Issuer settled its previously announced tender offers for up to $60.0 million of Sinclair’s 6% Convertible Subordinated Debentures due 2012 (the “6% Debentures”) and any and all of its outstanding 8% Senior Subordinated Notes due 2012 (the 8% Notes”).  The Issuer purchased approximately $58.0 million of the 6% Debentures and approximately $175.7 million of the 8% Notes pursuant to the tender offers.

On October 19, 2010, we announced that the Issuer will redeem all of the $49.0 million outstanding 8% Notes on November 19, 2010, in accordance with the optional redemption provisions in the indenture governing the 8% Notes.

On November 3, 2010, we announced that our Board of Directors declared a $0.43 per share common stock dividend payable on December 15, 2010 to holders of record on December 1, 2010.

The Exchange Offer

The following is a brief summary of terms of the exchange offer covered by this prospectus. For a more complete description of the exchange offer, see “The Exchange Offer.”

Initial Offering of Original Notes

On October 4, 2010, the Issuer issued $250,000,000 aggregate principal amount of 8.375% Senior Notes due 2018 to the initial purchasers in a private offering. The initial purchasers subsequently resold the original notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement

Simultaneously with the initial sale of the original notes, the Issuer, the guarantors and the initial purchasers entered into a registration rights agreement for the exchange offer. The registration rights agreement requires, among other things, that the Issuer use commercially reasonable efforts to complete a registered exchange offer for the original notes or cause to become effective a shelf registration statement for resales of the original notes. This exchange offer is intended to satisfy the obligations under the registration rights agreement.

The Exchange Offer

Pursuant to the registration rights agreement, the Issuer is offering to exchange $1,000 principal amount of its 8.375% Senior Notes due 2018, which have been registered under the Securities Act, for each $1,000 principal amount of its currently outstanding 8.375% Senior Notes due 2018, which were offered without registration under the Securities Act in the initial offer. Both the exchange notes offered by this prospectus and the original notes are guaranteed by Sinclair, two of Sinclair’s subsidiaries and all but two of the Issuer’s subsidiaries.

Mechanics of the Exchange Offer

The Issuer will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                , 2010. Holders may tender some or all of their original notes pursuant to the exchange offer. Exchange notes will be issued only in denominations of $2,000 and integral multiples of $1,000 thereof. The form and terms of the exchange notes are the same as the form and terms of the original notes except that:

•      the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer; and

•      the exchange notes bear a different CUSIP number than the original notes.

Resales

Based on interpretations of the staff of the SEC, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•      you are not a broker-dealer tendering notes acquired directly from us;

•      you acquire the exchange notes in the ordinary course of your business;

•      you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued in the exchange offer; and

•      you are not an affiliate, as defined in Rule 405 under the Securities Act, of ours.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. The Issuer will not assume and will not indemnify you against any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for original notes, where such original notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended. The Issuer does not currently intend to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including that it does not violate any applicable law or SEC staff interpretation.

Guaranteed Delivery Procedures

If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program, prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in this prospectus. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Procedures for Tendering Original Notes

If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the original notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

By executing the letter of transmittal, you will represent to the Issuer that, among other things:

•      you, or the person or entity receiving the related exchange notes, are acquiring the exchange notes in the ordinary course of business;

•      neither you nor any person or entity receiving the related exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•      neither you nor any person or entity receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•      neither you nor any person or entity receiving the related exchange notes is an “affiliate” of the Issuer, as defined in Rule 405 under the Securities Act;

•      if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for original notes acquired as the result of market making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes; and

•      you are not acting on behalf of any person or entity that could not truthfully make these statements.

Alternatively, you may tender your original notes by following the procedures for book-entry delivery or by complying with the guaranteed delivery procedures each described in this prospectus. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or original notes in the exchange offer, you should contact the person in whose name your book-entry interests or original notes are registered promptly and instruct that person to tender on your behalf.

Effect of Not Tendering

Any original notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the original notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration.

Interest on the Exchange Notes and the Original Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the original notes. Interest on the original notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Right

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by complying with the withdrawal procedures described in this prospectus. See “The Exchange Offer—Withdrawal of Tenders.”

U.S. Federal Income Tax Considerations

For a discussion of certain U.S. federal income tax considerations relating to the exchange of original notes for exchange notes pursuant to the exchange offer, see “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuer will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Dissenters’ Rights	Holders of the original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association, a national banking association organized under the laws of the United States of America.

Terms of the Exchange Notes

The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the original notes and both the original notes and the exchange notes are governed by the same indenture. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes.”

Issuer	Sinclair Television Group, Inc.

Notes Offered	$250,000,000 aggregate principal amount of 8.375% senior notes due 2018.

Maturity Date	October 15, 2018.

Interest Payment Dates	April 15 and October 15 of each year, beginning on April 15, 2011.

Guarantees

The exchange notes initially will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Sinclair, two of Sinclair’s subsidiaries and all but two of the Issuer’s subsidiaries. See “Description of the Exchange Notes—Note Guarantees.”

Ranking

The exchange notes will be senior unsecured obligations of the Issuer and will:

•      be senior in right of payment to all of the Issuer’s existing and future indebtedness that is expressly subordinated in right of payment to the exchange notes;

•      rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not so subordinated, including the 8% Notes;

•      be effectively subordinated to any of the Issuer’s existing and future secured indebtedness, including indebtedness under the Bank Credit Agreement, the 9.25% Notes, and any indebtedness secured by permitted liens, in each case to the extent of the value of the collateral securing such indebtedness; and

•      be structurally subordinated with respect to any indebtedness of the Issuer’s non-guarantor subsidiaries.

The guarantees will be senior unsecured obligations of the guarantors and will:

•      be senior in right of payment to all of the guarantors’ existing and future indebtedness that is expressly subordinated to the guarantees;

•      rank equally in right of payment with all of the guarantors’ existing and future indebtedness that is not so subordinated to the guarantees; and

•      be effectively subordinated to any secured indebtedness of the guarantors, including the guarantees by the guarantors under the Bank Credit Agreement and the 9.25% Notes, or any indebtedness of the guarantors secured by permitted liens, in each case to the extent of the value of the collateral securing such indebtedness.

As of September 30, 2010, the Issuer and the guarantors had approximately $815.7 million of secured indebtedness, which includes indebtedness under the Bank Credit Agreement and the 9.25% Notes. Such secured indebtedness is effectively senior to the exchange notes, to the extent of the value of the collateral securing such indebtedness.  In addition, excluding guarantees under the Bank Credit Agreement, the 9.25% Notes and the 8% Notes and indebtedness under the 6% Debentures, Sinclair’s 3% Convertible Senior Notes due 2027 (the “3% Notes”) and Sinclair’s 4.875% Convertible Senior Notes due 2018 (the “4.875% Notes”), the guarantors had total consolidated liabilities, including trade payables, of approximately $575.2 million as of September 30, 2010.

Claims in respect of the exchange notes or Sinclair’s guarantee will be structurally subordinated to all of the liabilities of the Issuer’s and Sinclair’s, as applicable, non-guarantor subsidiaries. As of September 30, 2010, Sinclair’s non-guarantor subsidiaries had approximately $127.1 million of liabilities (including trade payables and excluding intercompany debt).

Optional Redemption

Prior to October 15, 2014, the Issuer may redeem the exchange notes, in whole or in part, at any time or from time to time at a price equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, plus a “make-whole” premium as described in this prospectus. Beginning on October 15, 2014, the Issuer may redeem some or all of the exchange notes at any time or from time to time at the redemption prices set forth in this prospectus. In addition, on or prior to October 15, 2013, the Issuer may redeem up to 35% of the exchange notes using the proceeds of certain equity offerings. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

If we experience specific kinds of Changes of Control (as hereinafter defined), the Issuer must offer to purchase the exchange notes at a price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any.

Covenants

The indenture restricts the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to:

•      incur, assume or guarantee additional debt with certain exceptions;

•      make certain investments and other restricted payments;

•      enter into transactions with affiliates;

•      create liens;

•      sell certain assets to third parties and use proceeds from asset sales;

•      issue guarantees of and pledges for indebtedness;

•      transfer assets to restricted subsidiaries;

•      consolidate, merge or sell all or substantially all of their assets;

•      issue equity interests;

•      pay dividends and create restrictions on the ability of subsidiaries to pay dividends and make other payments affecting subsidiaries; and

•      make investments in unrestricted subsidiaries.

These covenants are subject to a number of significant limitations and exceptions.  See “Description of the Exchange Notes—Certain Covenants.”

No Public Market

The exchange notes will be a new class of securities for which there is currently no established trading market. We do not intend to apply for a listing of the exchange notes on any securities exchange or any automated dealer quotation system.

Risk Factors

See “Risk Factors” and the other information contained or incorporated into this prospectus for a discussion of factors you should carefully consider before deciding to participate in this exchange offer.

For additional information regarding the exchange notes, see the “Description of the Exchange Notes” section of this prospectus.

Summary Historical Consolidated Financial Information

The following tables set forth our summary historical consolidated financial information for the periods indicated. We have derived the summary financial information for each of the years ended December 31, 2007 through December 31, 2009 from our audited consolidated financial statements, which are incorporated by reference herein. The summary financial information for each of the nine months ended September 30, 2009 and 2010 is unaudited and includes all adjustments (consisting of normal and recurring adjustments) which are, in our opinion, necessary for a fair statement of our financial position as of such dates and results of operations for such periods. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of results for our full fiscal year ending December 31, 2010 or any future period. This summary financial information should be read in conjunction with the section entitled “Management’s discussion and analysis of financial condition and results of operations” and the consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each of which is incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation by Reference.”

Summary Consolidated Financial Data
(in thousands, except per share data)

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008 (a)	2007 (a)
Statements of operations data:
Net broadcast revenues (b)	$465,440	$400,740	$554,597	$639,163	$622,643
Revenues realized from station barter arrangements	50,573	38,827	58,182	59,877	61,790
Other operating divisions revenues	25,618	33,570	43,698	55,434	33,667
Total revenues	541,631	473,137	656,477	754,474	718,100

Station production expenses	113,182	106,200	142,415	158,965	148,707
Station selling, general and administrative expenses	93,426	91,387	122,833	136,142	140,026
Expenses recognized from station barter arrangements	44,695	32,685	48,119	53,327	55,662
Depreciation and amortization (c)	88,993	107,783	138,334	147,527	157,178
Other operating divisions expenses	22,259	34,422	45,520	59,987	33,023
Corporate general and administrative expenses	20,063	18,485	25,632	26,285	24,334
Gain on asset exchange	—	(3,016)	(4,945)	(3,187)	—
Impairment of goodwill, intangible and other assets	—	130,341	249,799	463,887	—
Operating income (loss)	159,013	(45,150)	(111,230)	(288,459)	159,170

Interest expense and amortization of debt discount and deferred financing cost	(88,700)	(53,486)	(80,021)	(87,634)	(102,228)
(Loss) gain from extinguishment of debt	(4,377)	18,986	18,465	5,451	(30,716)
(Loss) income from equity and cost method investees	(2,478)	471	354	(2,703)	601
Other income, net	1,767	1,561	1,972	3,461	6,305
Income (loss) from continuing operations before income taxes	65,225	(77,618)	(170,460)	(369,884)	33,132
Income tax (provision) benefit	(22,932)	9,129	32,512	121,362	(16,163)
Income (loss) from continuing operations	42,293	(68,489)	(137,948)	(248,522)	16,969
Discontinued operations:
(Loss) income from discontinued operations	(202)	28	(81)	(141)	1,219
Gain on sale of discontinued operations	—	—	—	—	1,065
Net income (loss)	$42,091	$(68,461)	$(138,029)	$(248,663)	$19,253
Net loss (income) attributable to noncontrolling interest	978	527	2,335	2,133	(279)
Net income (loss) attributable to Sinclair Broadcast Group	$43,069	$(67,934)	$(135,694)	$(246,530)	$18,974
Basic and diluted earnings (loss) per common share attributable to Sinclair Broadcast Group:
Earnings (loss) per share from continuing operations	$0.54	$(0.85)	$(1.70)	$(2.87)	$0.19
Earnings per share from discontinued operations	$—	$—	$—	$—	$0.03
Earnings (loss) per share	$0.54	$(0.85)	$(1.70)	$(2.87)	$0.22
Dividends declared per share	$—	$—	$—	$0.800	$0.625
Balance sheet data:
Cash and cash equivalents	$41,497	$10,224	$23,224	$16,470	$20,980
Total assets	$1,536,164	$1,629,148	$1,597,721	$1,816,407	$2,224,187
Total debt (d)	$1,246,377	$1,299,075	$1,366,308	$1,362,278	$1,320,417
Total (deficit) equity	$(155,973)	$(132,174)	$(202,222)	$(58,700)	$269,581

(a)          We adopted accounting guidance related to noncontrolling interest and classification of convertible debt instruments that may be settled in cash upon conversion.  The guidance required us to adjust prior period financial statements.  See Note 1 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (incorporated herein by reference) for additional information.

(b)         Net broadcast revenues is defined as broadcast revenues, net of agency commissions.

(c)          Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment and amortization of definite-lived intangible broadcasting assets and other assets.

(d)         Total debt is defined as notes payable, capital leases and commercial bank financing, including the current and long-term portions.

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the nine months ended September 30,	For the years ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	1.73	—	—	1.35	1.48	1.58

(1)          Earnings were inadequate to cover fixed charges for the years ended December 31, 2009 and 2008.  Additional earnings of $171.5 million and $366.3 million would be required for the years ended December 31, 2009 and 2008, respectively, to cover fixed charges.

The ratio of earnings to fixed charges is computed by dividing pre-tax income (loss) from continuing operations, before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges.  Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts, and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, plus preferred equity dividends.

RISK FACTORS

An investment in the exchange notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase the exchange notes. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our financial condition and business operations. If any of the following risks actually occurs, our business’s financial condition and operating results would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Information.”

Risks Related to the Exchange Offer

If you do not properly tender your original notes, your ability to transfer such original notes will be adversely affected.

The Issuer will only issue exchange notes in exchange for original notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the original notes and you should carefully follow the instructions on how to tender your original notes. Neither the Issuer nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the original notes. If you do not tender your original notes or if your tender of original notes is not accepted because you did not tender your original notes properly, then, after consummation of the exchange offer, you will continue to hold original notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any original notes, you may have difficulty selling them because there will be fewer original notes remaining and the market for such original notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged original notes could become more limited than the existing trading market for the original notes and could cease to exist altogether due to the reduction in the amount of the original notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered original notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your original notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

Risks Related to the Exchange Notes

The exchange notes and the guarantees are unsecured and will be effectively subordinated to any of the Issuer’s or any guarantor’s existing or future secured indebtedness.

The exchange notes will be senior unsecured obligations of the Issuer and each guarantor and will be effectively subordinated to any of the Issuer’s and each guarantor’s existing and future secured indebtedness, including indebtedness under the Bank Credit Agreement and the 9.25% Notes, to the extent of the value of the collateral securing such indebtedness.  In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Issuer or any guarantor, the holders of secured indebtedness will be entitled to proceed against the collateral that secured such secured indebtedness prior to that collateral being available for the satisfaction of any amounts under the exchange notes and the guarantees. As of September 30, 2010, the Issuer and the guarantors had approximately $815.7 million of secured indebtedness, which includes indebtedness under the Bank Credit Agreement and the 9.25% Notes.

Your right to receive payments on the exchange notes could be adversely affected if any of the Issuer’s or Sinclair’s non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

In the event that any of the Issuer’s or Sinclair’s non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors will generally be entitled to payment on its claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the exchange notes or Sinclair’s guarantee will be structurally subordinated to all of the liabilities of the Issuer’s and Sinclair’s, as applicable, non-guarantor subsidiaries. As of September 30, 2010, Sinclair’s non-guarantor subsidiaries had approximately $127.1 million of liabilities (including trade payables and excluding intercompany debt). The non-guarantor subsidiaries generated $32.5 million of Sinclair’s net revenues in the nine months ended September 30, 2010, and $52.3 million of Sinclair’s net revenue in the fiscal year ended December 31, 2009, and held $274.9 million of Sinclair’s assets as of September 30, 2010.

Federal and state law may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from the Issuer.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes and the guarantees could be voided, or claims in respect of the exchange notes and a guarantee could be subordinated to all of the Issuer’s and a guarantor’s other respective debt, if the issuance of the exchange notes or a guarantee was found to have been made for less than their reasonable equivalent value, and the Issuer, at the time it incurred the indebtedness evidenced by the exchange notes, or a guarantor, at the time it incurred the indebtedness evidenced by the guarantee:

•                  was insolvent or rendered insolvent by reason of such indebtedness;

•                  was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital;

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

•                  was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after final judgment, the judgment is unsatisfied; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer statutes).

A court might also void the issuance of the exchange notes or a guarantee, without regard to the above factors, if the court found that the Issuer issued the exchange notes or the guarantors entered into their respective guarantees with actual intent to hinder, delay or defraud its or their respective creditors.

A court would likely find that the Issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or the guarantees, respectively, if the Issuer or a guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void the issuance of the exchange notes or the guarantees, you would no longer have a claim against the Issuer or the guarantors. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors.

In addition, any payment by the Issuer pursuant to the exchange notes made at a time the Issuer was found to be insolvent could be voided and required to be returned to the Issuer or to a fund for the benefit of the Issuer’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, an entity is considered insolvent if:

•                  the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it cannot not pay its debts as they become due.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer laws, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee of limited value or worthless. There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent transfer. To the extent that a guarantee were to be voided as a fraudulent transfer or were to be held unenforceable for any other reason, holders of the exchange notes would cease to have any claim in respect of the guarantor and would be creditors solely of the Issuer and of the guarantors whose guarantees had not been voided or held unenforceable. In this event, the claims of the holders of the exchange notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all other liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the exchange notes relating to the voided guarantees. In a recent Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent transfers. We do not know if that case will be followed if there is litigation on this point under the indenture. However, if it is followed, the risk that the guarantees will be found to be fraudulent transfers will be significantly increased.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to the claims of other creditors under the principle of equitable subordination if the court determines that: (i) the holder of the exchange notes engaged in some type of inequitable conduct to the detriment of other creditors; (ii) such inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holder of the exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

The Issuer is dependent on intercompany cash flows to satisfy its obligations under the exchange notes and Sinclair is dependent on intercompany cash flows to satisfy its obligations under its guarantee.

Both Sinclair and the Issuer derive a significant portion of their respective operating income from their respective subsidiaries.  The Issuer generates net cash flow from the operations of the assets that it owns directly but also relies on distributions and other payments from its subsidiaries to produce the funds necessary to meet its obligations, including the payment of principal of and interest on the exchange notes. Likewise, Sinclair relies on distributions and other payments from its subsidiaries, including the Issuer, to produce the funds necessary to meet its obligations, including its guarantee of the exchange notes. If the cash flow from directly owned assets, together with the distributions and other payments received from subsidiaries, are insufficient to meet all of the Issuer’s or Sinclair’s obligations, as applicable, the Issuer or Sinclair, as applicable, will be required to seek other sources of funds.  We and the Issuer anticipate that these sources of funds may include proceeds derived from borrowings under existing debt facilities, select asset sales or, in the case of the Issuer, contributions by Sinclair.  There can be no assurance that Sinclair or the Issuer will be able to obtain the necessary funds from these sources on acceptable terms or at all.

As a holder of the exchange notes, you will have no direct claim against Sinclair’s or the Issuer’s non-guarantor subsidiaries for payment under the exchange notes. The non-guarantor subsidiaries generated $32.5 million of Sinclair’s net revenues in the nine months ended September 30, 2010, and $52.3 million of Sinclair’s net revenue in the fiscal year ended December 31, 2009.

The Issuer may not be able to repurchase your exchange notes on a change of control and, in connection with certain transactions, may not be required to offer to repurchase the exchange notes.

If Sinclair or the Issuer undergoes a “change of control,” as defined in the indenture governing the exchange notes, the Issuer must offer to buy back the exchange notes for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.  The Bank Credit Agreement, the indenture governing the 9.25% Notes and the indenture governing the 8% Notes contain, and any future debt that Sinclair or the Issuer may incur may also contain, restrictions on repurchases in the event of a change of control or similar event.  The Issuer may not have sufficient funds available to make the required repurchase of the exchange notes in event of a change of control.  Also, the Issuer’s other outstanding debt securities (including the 8% Notes and the 9.25% Notes) have substantially identical change of control provisions, and the Issuer would also be required to make an offer to repurchase such debt securities at 101% upon a change of control.  If the Issuer fails to offer to repurchase the exchange notes upon a change of control, it will be in default under the indenture governing the exchange notes, which could cause defaults under and accelerations of our other debt.  Any defaults under the exchange notes or our other debt could have a material adverse effect on our ability to meet our obligations.  The occurrence of a change of control would constitute an event of default under the Bank Credit Agreement and also could constitute an event of default under any of the Issuer’s future credit agreements, in which case its lenders may terminate their commitments under the Issuer’s credit agreements and accelerate all amounts outstanding under the Bank Credit Agreement or any such future credit agreements. The lenders under the Bank Credit Agreement have the right to prohibit any such purchase or redemption, in which event the Issuer would be in default under the indenture governing the exchange notes, the 8% Notes and the 9.25% Notes and any future debt securities with similar change of control provisions.  The Issuer could seek to obtain waivers from the required lenders to permit the required repurchase, but the required lenders have no obligation to grant, and may refuse to grant, such a waiver.

These change of control repurchase requirements may delay or make it harder to obtain control of the Issuer but may not prevent a transaction such as a reorganization, restructuring, merger or other similar transaction, because these types of transactions may not involve a change of control as defined in the indenture governing the exchange notes.  There is no requirement that any company with which the Issuer merges has a capital structure similar to its structure or indebtedness of the same type or in the same ratios as its indebtedness.  As a result, it may be possible for the Issuer to enter into a transaction that would alter the risk profile of the exchange notes but that would not require it to repurchase your exchange notes.

Holders of exchange notes may not be able to determine when a change of control giving rise to their right to have the exchange notes repurchased by the Issuer has occurred following a sale of “substantially all” of its assets.

A change of control, as defined in the indenture governing the exchange notes, requires the Issuer to make an offer to repurchase all outstanding exchange notes.  The definition of change of control includes a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our or the Issuer’s assets.  There is no precise established definition of the phrase “substantially all” under applicable law.  Accordingly, the ability of a holder of exchange notes to require the Issuer to repurchase the exchange notes as a result of a conveyance, transfer or lease of less than all the Issuer’s assets to another individual, group or entity may be uncertain.

You cannot be sure that an active public trading market will develop for the exchange notes.

The exchange notes will be a new issue of securities for which there is currently no market and will not be listed on any securities exchange. The initial purchasers have advised us that they intend to make a market in the exchange notes and, if issued, the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice.

The liquidity of any market for the exchange notes will depend upon various factors, including:

•                  the number of holders of the exchange notes;

•                  the interest of securities dealers in making a market for the exchange notes;

•                  the overall market for high yield securities;

•                  our financial performance and prospects; and

•                  the prospects for companies in our industry generally.

Accordingly, the Issuer cannot assure you that an active trading market or liquidity will develop for the exchange notes.  If no active trading market develops, you may not be able to resell your exchange notes.  If the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors including those listed above.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes.  Any market for the exchange notes may be subject to similar disruptions, which may adversely affect you as a holder of the exchange notes.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the exchange notes.

The trading price for the exchange notes will depend on many factors, including:

•                  our credit ratings with major credit rating agencies;

•                  the prevailing interest rates being paid by other companies similar to us;

•                  our financial condition, financial performance and future prospects; and

•                  the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the exchange notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the trading price of the exchange notes.

Risks Related to Our Debt

Our substantial indebtedness could adversely affect our financial condition and prevent Sinclair and the Issuer from fulfilling their respective debt obligations.

Sinclair has a high level of debt, totaling $1,246.4 million at September 30, 2010, compared to the book value of its shareholders’ deficit of $156.0 million as of the same date.  The Issuer’s debt, which includes its subsidiaries’ debt, totaled $1,030.2 million as of September 30, 2010, of which Sinclair guaranteed an aggregate principal amount of $994.7 million.

Sinclair’s and the Issuer’s relatively high levels of debt pose the following risks, particularly in periods of declining revenue:

•                  make it more difficult for the Issuer and Sinclair to pay their respective debts, including payments on the exchange notes as they come due, especially during general negative economic and market industry conditions;

•                  the amount available for working capital, capital expenditures, dividends and other general corporate purposes may be limited because a significant portion of cash flow is used to pay principal and interest on outstanding debt, including the exchange notes;

•                  lenders to Sinclair and the Issuer may not be as willing to lend additional amounts to each of us for future working capital needs, additional acquisitions or other purposes;

•                  the cost to borrow from lenders may increase;

•                  if our cash flows were inadequate to make interest and principal payments, we might have to restructure or refinance our debt (including the exchange notes), or sell one or more of our stations, to reduce debt service obligations;

•                  we may be more vulnerable to adverse economic conditions than less leveraged competitors and thus, less able to withstand competitive pressures; and

•                  of the $1,246.4 million of Sinclair’s total debt outstanding as of September 30, 2010, $264.1 million relates to the Bank Credit Agreement.  The interest rate under the Bank Credit Agreement is a floating rate and will increase if interest rates increase or if the leverage increases.  Any such increase will reduce the funds available to repay our and the Issuer’s obligations, including obligations under the exchange notes, and for operations and future business opportunities and will make us more vulnerable to the consequences of each of our leveraged capital structure.

Any of these events could reduce our or the Issuer’s ability to generate cash available for investment, debt repayment or capital improvements or to respond to events that would enhance profitability.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our future cash flow, cash on hand or available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the exchange notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements contain and will contain restrictive covenants that may prohibit us from adopting any of these alternatives. In addition, pursuant to the Bank Credit Agreement, we are required to maintain certain financial ratios. If the current global financial crisis and industry slowdown continues or worsens, we and the Issuer may in the future breach such covenants. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, including the exchange notes. See “Description of the Exchange Notes.”

Recent global financial and economic conditions could adversely affect the availability of new financing and result in higher interest rates.

Recent global financial and economic conditions have been characterized by increased market volatility. Several financial institutions have either gone into bankruptcy or have had to be capitalized by governmental authorities. Access to public financing has been negatively impacted by, among other things, both the rapid decline in value of sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. These factors may adversely affect our ability to obtain financing in the future on favorable terms.

The disruptions in the capital and credit markets have also resulted in higher interest rates on publicly issued debt securities and increased costs under credit facilities.

Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our products and services, as well as lower levels of television advertising, and increased incidence of customers’ inability to pay for the services we provide. We have experienced some of the effects of this economic downturn. Events such as these adversely impact our results of operations, cash flows and financial condition.

We and the Issuer must refinance existing indebtedness prior to the maturity of the exchange notes. Failure to do so could have a material adverse effect on us and the Issuer.

Sinclair and the Issuer have substantial indebtedness that will mature prior to the exchange notes. The maturities or, with respect to the 3% Notes, the next put option date, of the remaining 6% Debentures, the 9.25% Notes, any of the 3% Notes and 4.875% Notes not repurchased by Sinclair pursuant to the holders’ option to put such notes to us, and the Bank Credit Agreement are all before the maturity of the exchange notes being offered hereby. As of September 30, 2010, the aggregate principal amount of the outstanding debt under the 6% Debentures, the Bank Credit Agreement, the 9.25% Notes, the 3% Notes and the 4.875% Notes was $909.1 million.  We or the Issuer may not be able to refinance such indebtedness on commercially reasonable terms or at all. The financial terms or covenants of any future indebtedness incurred to refinance the 6% Debentures, the 9.25% Notes, the 3% Notes or the 4.875% Notes not repurchased pursuant to the holders’ put rights and the Bank Credit Agreement may not be the same or as favorable as the terms under such debt.

Our ability to complete a refinancing of the Bank Credit Agreement, the 6% Debentures, the 9.25% Notes, the 3% Notes and the 4.875% Notes not repurchased pursuant to the holders’ put rights prior to their respective maturities, is subject to a number of conditions beyond our or the Issuer’s control. For example, if a disruption in the financial markets were to occur at the time that we or the Issuer intended to refinance such indebtedness, we or the Issuer might be restricted in our ability to access the financial markets. If we were unsuccessful, our ability to pay the principal of and interest on the exchange notes and any of our other indebtedness would be adversely affected. If we cannot access the capital markets in order to refinance all of our indebtedness, we would be forced to raise capital by selling material assets, restructure our indebtedness or take other adverse actions.

Despite current debt levels of each, the Issuer and Sinclair may be able to incur significantly more debt in the future, which could increase the foregoing risks related to each’s indebtedness.

At September 30, 2010, the Issuer had $135.9 million available (subject to certain borrowing conditions) for additional borrowings under the Revolver, all of which was available under the Issuer’s current borrowing capacity.  Under the terms of the debt instruments to which the Issuer and Sinclair are subject, and provided each meets certain financial and other covenants, each may be able to incur substantial additional indebtedness in the future, including additional senior debt that would rank equally in right of payment with the exchange notes and in some cases, secured debt that would be effectively senior to the exchange notes.  If the Issuer or Sinclair incurs additional indebtedness, the risks described in the risk factors in this prospectus and in Sinclair’s reports filed with the SEC and incorporated by reference herein relating to having substantial debt could intensify.

Commitments the Issuer and Sinclair have made to lenders limit their ability to take actions that could increase the value of their respective securities and business or may require them to take actions that decrease the value of their respective securities and business.

The Issuer’s and, to a more limited extent, Sinclair’s existing financing agreements prevent them from taking certain actions and require them to meet certain tests.  These restrictions and tests may require each to conduct its business in ways that make it more difficult for it to repay its debt or decrease the value of its securities or business.  These restrictions and tests include the following:

•                  restrictions on additional debt;

•                  restrictions on the ability to pledge assets as security for indebtedness;

•                  restrictions on payment of dividends, the repurchase of stock and other payments relating to capital stock;

•                  restrictions on some sales of certain assets and the use of proceeds from asset sales;

•                  restrictions on mergers and other acquisitions, satisfaction of conditions for acquisitions and a limit on the total amount of acquisitions without the consent of bank lenders;

•                  restrictions on lines of business each may operate; and

•                  financial ratio and condition tests including the ratio of the Issuer’s earnings before interest, tax, depreciation and amortization, as adjusted (“adjusted EBITDA”) to interest expense, the ratio of the Issuer’s first lien indebtedness to adjusted EBITDA and the ratio of the Issuer’s total indebtedness to adjusted EBITDA.

Future financing arrangements may contain additional restrictions and tests.  All of these restrictive covenants may limit the Issuer’s and Sinclair’s ability to pursue their business strategies, prevent them from taking action that could increase the value of their securities or may require them to take actions that decrease the value of their securities.  In addition, either the Issuer or Sinclair may fail to meet the tests and thereby default on one or more of its respective obligations (particularly if the economy weakens and thereby reduces advertising revenues).  If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral.  If this happens, then either the Issuer or Sinclair could be forced to sell assets or take other actions that could significantly reduce the value of its respective securities and business and each may not have sufficient assets or funds to pay its respective debt obligations.

A failure to meet covenants under the Issuer’s and Sinclair’s debt instruments could result in a default under the exchange notes or other existing debt, acceleration of amounts due under such debt and loss of assets securing loans.

Certain of the Issuer’s and Sinclair’s existing debt is cross-defaulted with other recourse debt of each, which means that a default under certain of the Issuer’s and Sinclair’s debt may cause a default under indentures governing their other debt, including the exchange notes or the Bank Credit Agreement.

If either the Issuer or Sinclair were to breach certain of its debt covenants, its lenders could require it to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the debt.  In addition, if any other lender declared its loan due and payable as a result of a default, the holders of the Issuer’s or Sinclair’s original notes, along with the lenders under the Bank Credit Agreement, might be able to require the Issuer or Sinclair, as the case may be, or any guarantors of such debt, to pay those debts immediately.

As a result, any default under our debt covenants could have a material adverse effect on our financial condition and our ability to meet our obligations.

Any insolvency or bankruptcy proceeding relating to Cunningham Broadcasting Corporation (“Cunningham”), one of our LMA partners, would cause a default and potential acceleration under the Bank Credit Agreement and could, potentially, result in Cunningham’s rejection of our six LMAs with Cunningham, which would negatively affect our financial condition and results of operations.

Cunningham operates in the same industry as the Issuer and us and hence faces similar financial and economic pressures.  Cunningham is our LMA partner in six markets. Because the six LMAs with Cunningham are material to our financial condition and results of operations, we are affected by the financial condition of Cunningham and its subsidiaries.  Any insolvency or bankruptcy proceeding relating to Cunningham or any of its subsidiaries would materially negatively affect our financial condition and results of operations.

Rising interest rates could adversely affect our cash flow and the market price of the exchange notes.

Of our approximately $1,246.4 million of debt outstanding as of September 30, 2010, approximately $264.1 million recourse debt bears interest at variable rates and is unhedged.  We also may borrow additional funds at variable interest rates in the future.  Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on variable rate debt, which would adversely affect cash flow and our ability to service outstanding debt.

In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of the Issuer’s and Sinclair’s outstanding debt securities, including the exchange notes.

Risks Related to Our Business

Current financial and economic conditions may have an adverse impact on our industry, business, results of operations or financial condition.

Current financial and economic conditions continue to be challenging and the continuation or worsening of such conditions could further reduce consumer confidence and have an adverse effect on the fundamentals of our business, results of operations and/or financial condition.  Poor economic and industry conditions could have a negative impact on our industry or the industry of those customers who advertise on our stations, including, among others, the automotive industry and service businesses, each of which is a significant source of our advertising revenue.  There can be no assurance that we will not experience any material adverse effect on our business as a result of the recent global economic conditions or that the actions of the United States Government, Federal Reserve or other governmental and regulatory bodies for the reported purpose of stabilizing the economy or financial markets will achieve their intended effect.  Additionally, some of these actions may adversely affect financial institutions, capital providers, advertisers or other consumers or our financial condition, results of operations or the trading price of our securities.  Potential consequences of the current financial and economic conditions include:

•                  the financial condition of those companies that advertise on our stations, including, among others, the automobile manufacturers and dealers which may file for bankruptcy protection or face severe cash flow issues, may result in a significant decline in our advertising revenue;

•                  our ability to pursue the acquisition of attractive television and non-television assets may be limited if we are unable to obtain any necessary additional capital on favorable terms, if at all;

•                  our ability to pursue the divestiture of certain television and non-television assets at attractive values may be limited;

•                  the possibility that our business partners, such as our counterparties to our outsourcing and news share arrangements, could be negatively impacted and our ability to maintain these business relationships could also be impaired;

•                  our ability to refinance our existing debt may be impaired;

•                  our ability to make certain capital expenditures may be significantly impaired; and

•                  one or more of the lenders under the Bank Credit Agreement could refuse to fund its commitment to us or could fail and we may not be able to replace the financing commitment of any such lenders on favorable terms, or at all.

Our advertising revenue can vary substantially from period to period based on many factors beyond our control.  This volatility affects our operating results and may reduce our ability to repay indebtedness or reduce the market value of our securities.

We rely on sales of advertising time for most of our revenues and, as a result, our operating results depend on the amount of advertising revenue we generate.  If we generate less advertising revenue, it may be more difficult for us to repay our indebtedness and the value of our business may decline.  Our ability to sell advertising time depends on:

•                  the levels of automobile advertising, which historically have represented about one quarter of our advertising revenue; however for the year ended December 31, 2009 and the nine months ended September 30, 2010, automobile advertising represented 15.2% and 18.7%, respectively, of our net time sales;

•                  the health of the economy in the area where our television stations are located and in the nation as a whole;

•                  the popularity of our programming and that of our competition;

•                  changes in the makeup of the population in the areas where our stations are located;

•                  the activities of our competitors, including increased competition from other forms of advertising-based mediums, such as other broadcast television stations, radio stations, MVPDs and internet and broadband content providers serving the same markets; and

•                  other factors that may be beyond our control.

The relative lack of political advertising in 2009 and the continued deterioration of the automotive industry and the decline in national and most local economic conditions resulted in a decrease in our advertising revenue for 2009 as compared to 2008, which had an adverse impact on our business, financial condition and results of operations.  There can be no assurance that our advertising revenue will not be volatile in the future or that such volatility will not have an adverse impact on our business, financial condition or results of operations.

We face significant and credible risks of competition in the broadcast industry, in addition to lower demand for advertising due to the recent economic slowdown, which may adversely affect our financial performance.

Due to the recent economic slowdown, overall expenditures by advertisers and demand for advertising in general are lower as compared to previous years.  In addition to reduced demand, we face significant competition for advertising revenue from a variety of media sources, including other broadcast television stations, MVPDs, radio stations, internet and broadband content providers serving the same markets.  This reduction in demand and increase in competition will likely adversely impact our business, financial condition and results of operations.

We must purchase television programming in advance based on expectations about future revenues. Actual revenues may be lower than our expectations. If this happens, we could experience losses that may make our securities less valuable.

One of our most significant costs is television programming.  Our ability to generate revenue to cover this cost may affect the value of our securities.  If a particular program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program.  Since we generally purchase programming content from others rather than producing such content ourselves, we have limited control over the costs of the programming.  We usually must purchase programming several years in advance and may have to commit to purchase more than one year’s worth of programming.  We may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred or before we have fully amortized the costs.  Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.  These factors are exacerbated during a weak advertising market.  Additionally, our business is subject to the popularity of the programs provided by the networks with which we have network affiliation agreements or which provide us programming.

We may lose a large amount of programming if a network terminates its affiliation with us, which could increase our costs and/or reduce revenue.

Our 58 television stations that we own and operate, or to which we provide (or from which we are provided) programming services or sales services, are affiliated with networks.  The networks produce and distribute programming in exchange for each station’s commitment to air the programming at specified times and for commercial announcement time during programming.  The amount and quality of programming provided by each network varies.

The non-renewal or termination of any of our network affiliation agreements would prevent us from being able to carry programming of the relevant network.  This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences, resulting in reduced revenues.  Upon the termination of any of our network affiliation agreements, we would be required to establish a new network affiliation agreement for the affected station with another network or operate as an independent station.  At such time, the remaining value of the network affiliation asset could become impaired and we would be required to write down the value of the asset to its estimated fair value.

On February 9, 2009, MyNetworkTV announced that it was moving to a new program services model pursuant to which it would obtain for its affiliates popular programming that has previously aired on other networks, rather than continuing to create first-run programming as is generally the case in a typical network model.  MyNetworkTV has advised us that in connection with this change to what it refers to as a “hybrid” model it believes it had the right to terminate all of its existing affiliate agreements and negotiate new agreements for this programming service with the television stations that have been MyNetworkTV affiliates.  On March 3, 2009, we received notice from MyNetworkTV claiming that it had ceased to exist as a network and therefore was terminating each of our affiliation agreements effective September 26, 2009.  On March 25, 2009, each of our subsidiaries that owned or operated stations which were affiliated with MyNetworkTV entered into an agreement, effective September 28, 2009, with a party related to MyNetworkTV to provide such stations with programming during the following two years for the time periods previously programmed by MyNetworkTV, excluding programming for Saturday night.  We cannot predict the likelihood of success of the new model by MyNetworkTV and the impact that this change will have on the performance of our stations.

We may not be able to negotiate our network affiliation agreements at terms comparable to or more favorable than our current agreements upon their expiration.

As network affiliation agreements come up for renewal, we may not be able to negotiate terms comparable to or more favorable than our current agreements. We cannot predict the outcome of any future negotiations relating to our affiliation agreements or what impact, if any, they may have on our financial condition and results of operations. In addition, the impact of an increase in reverse network compensation payments, under which we compensate the network for programming pursuant to our affiliation agreements, may have a negative effect on our financial condition or results of operations.

We may not be able to negotiate our retransmission consent agreements at terms comparable to or more favorable than our current agreements and networks with which we are affiliated may attempt to require us to share revenue from retransmission consent agreements with them.

As certain retransmission consent agreements expire, we may not be able to renegotiate such agreements at terms comparable to or more favorable than our current agreements.  This may cause revenues and/or revenue growth from our retransmission consent agreements to decrease under the renegotiated terms despite the fact that our current retransmission consent agreements include automatic annual fee escalators.  In addition, certain of our networks with which we are affiliated may attempt to require us to share revenue from retransmission consent agreements with them as part of renewing expiring affiliation agreements or pursuant to certain rights contained in existing affiliation agreements.

Our affiliation agreements with FOX television network require us to receive FOX’s consent prior to entering into retransmission consent agreements that include content provided by the FOX network. FOX has recently begun conditioning its consent on its affiliates agreeing to pay FOX compensation related to such retransmission consent agreements. We, and other FOX affiliates, are currently negotiating with FOX on this issue. The results of such negotiations cannot be predicted at this time and we could suffer financially in the form of lower payments from MVPDs and decreased advertising revenue if we are not able to obtain FOX’s consent or as a result of making payments to FOX if the cost of obtaining such consent is too high relative to the fees received from the MVPDs.

The effects of the economic environment could require us to record an asset impairment of goodwill and Federal Communications Commission (the “FCC”) licenses.

We are required to analyze goodwill and certain other intangible assets for impairment.  The accounting guidance establishes a method of testing goodwill and FCC licenses for impairment on an annual basis, or on an interim basis if an event occurs that would reduce the fair value of a reporting unit or an indefinite-lived asset below its carrying value.

At least annually, we test our goodwill and FCC licenses for impairment.  To perform this test, we estimate the fair values of our reporting units for goodwill and FCC licenses using a combination of observed prices paid for similar assets and liabilities, discounted cash flow models and appraisals.  We make certain critical estimates about the future revenue growth rates within each of our markets as well as the discount rates and comparable multiples that would be used by market participants in an arms-length transaction.  If these growth rates or multiples decline or if the discount rate increases, our goodwill and/or FCC licenses’ carrying amounts could be in excess of the estimated fair value.  An impairment of some or all of the value of these assets could result in a material effect on the consolidated statements of operations in the future.  As of September 30, 2010, we had approximately $660.0 million and $52.0 million of goodwill and broadcast licenses, respectively.  As of September 30, 2010, goodwill and broadcast licenses in aggregate represented 46.3% of our total assets.  Due to the recent economic recession, we may be more susceptible to additional impairment in the future.  For additional information regarding impairments to our goodwill and broadcast licenses, see Note 4 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Key officers and directors have financial interests that are different and sometimes opposite from ours and we may engage in transactions with these officers and directors that may benefit them to the detriment of other securityholders.

Some of our officers, directors and majority shareholders own stock or partnership interests in businesses that engage in television broadcasting, do business with us or otherwise do business that conflicts with our interests.  They may transact some business with us upon approval by the independent members of our board of directors even if there is a conflict of interest, or they may engage in business competitive to our business and those transactions may benefit the officers, directors or majority shareholders to the detriment of our securityholders.  Each of David D. Smith, Frederick G. Smith, and J. Duncan Smith is an officer and director of Sinclair and Robert E. Smith is a director of Sinclair.  Together, the Smiths hold shares of our common stock that control the outcome of most matters submitted to a vote of shareholders.

The Smiths own a controlling interest in Bay Television, Inc., a company that owns WTTA-TV in Tampa/St. Petersburg, Florida, a television station which we program pursuant to an LMA.  The Smiths also own businesses that lease real property and tower space to us and engage in other transactions with us. Trusts established by Carolyn C. Smith, a parent of the Smiths, for the benefit of her and her grandchildren own Cunningham, our LMA partner in six markets.  In addition, we have been granted the rights to acquire, subject to applicable FCC rules and regulations, Cunningham (although the present rules and regulations of the FCC would not allow us to control the stations of Cunningham (the “Cunningham Stations”) if we continue to hold television stations in the same market as the Cunningham Stations).  David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith and David B. Amy, our Executive Vice President and Chief Financial Officer, together own interests in Allegiance Capital Limited Partnership, a limited partnership in which we also hold an interest.  Frederick G. Smith owns an interest in Patriot Capital II, L.P., a limited partnership in which we also hold an interest.  We can give no assurance that these transactions or any transactions that we may enter into in the future with our officers, directors or majority shareholders, have been, or will be, negotiated on terms as favorable to us as we would obtain from unrelated parties.  Maryland law and our financing agreements limit the extent to which our officers, directors and majority shareholders may transact business with us and pursue business opportunities that we might pursue.  These limitations do not, however, prohibit all such transactions.

The Smiths exercise control over most matters submitted to a shareholder vote and may have interests that differ from other securityholders.  They may, therefore, take actions that are not in the interests of other securityholders.

David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith hold shares representing approximately 83.7% of the common stock voting rights of us as of November 1, 2010 and, therefore, control the outcome of most matters submitted to a vote of shareholders, including, but not limited to, electing directors, adopting amendments to our certificate of incorporation and approving corporate transactions.  The Smiths hold substantially all of the Class B Common Stock, which have ten votes per share.  Our Class A Common Stock has only one vote per share.  In addition, the Smiths hold half our board of directors’ seats and, therefore, have the power to exert significant influence over our corporate management and policies.  The Smiths have entered into a stockholders’ agreement pursuant to which they have agreed to vote for each other as candidates for election to our board of directors until June 13, 2015.

Although in the past the Smiths have recused themselves from related person transactions, circumstances may occur in which the interests of the Smiths, as the controlling securityholders, could be in conflict with the interests of other securityholders and the Smiths would have the ability to cause us to take actions in their interest.  In addition, the Smiths could pursue acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to our other securityholders.

Significant divestitures by the Smiths could cause them to own or control less than 51% of the voting power of us, which would in turn give Cunningham the right to terminate the LMAs and other agreements with Cunningham due to a “change in control” of us.  Any such terminations would have an adverse effect on our results of operations.  The FCC’s multiple ownership rules limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs.  Changes in these rules may threaten our existing strategic approach to certain television markets.  See “The FCC’s multiple ownership rules limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs.  Changes in these rules may threaten our existing strategic approach to certain television markets—Changes in rules on local marketing agreements” in the risk factor below.

Federal regulation of the broadcasting industry limits our operating flexibility, which may affect our ability to generate revenue or reduce our costs.

The FCC regulates our business, just as it does all other companies in the broadcasting industry.  We must ask the FCC’s approval whenever we need a new license, seek to renew, assign or modify a license, purchase a new station, sell an existing station or transfer the control of one of our subsidiaries that holds a license.  Our FCC licenses and those of the stations we program pursuant to LMAs are critical to our operations; we cannot operate without them.  We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions in a timely manner, if at all.  If licenses are not renewed or acquisitions are not approved, we may lose revenue that we otherwise could have earned.

In addition, Congress and the FCC may, in the future, adopt new laws, regulations and policies regarding a wide variety of matters (including, but not limited to, technological changes in spectrum assigned to particular services) that could, directly or indirectly, materially and adversely affect the operation and ownership of our broadcast properties.

The FCC’s multiple ownership rules limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs.  Changes in these rules may threaten our existing strategic approach to certain television markets.

Changes in rules on television ownership. Congress passed a bill requiring the FCC to establish a national audience reach cap of 39% that was signed into law on January 23, 2004.  This law permits broadcast television owners to own more television stations nationally, potentially affecting our competitive position.

In June 2003, the FCC adopted new multiple ownership rules.  In September 2003, the Court of Appeals for the Third Circuit stayed the effectiveness of the rules.  In June 2004, the court issued a decision which upheld a portion of such rules and remanded the matter, including the local television ownership rule, to the FCC for further justification of the rules.  The court left the stay of the 2003 rules in place pending the remand.  Several parties, including us, filed petitions with the Supreme Court of the United States seeking review of the Third Circuit decision, but the Supreme Court denied the petitions in June 2005.  In July 2006, as part of the FCC’s statutorily required quadrennial review of its media ownership rules, the FCC released Further Notice of Proposed Rule Making seeking comment on how to address the issues raised by the Third Circuit’s decision, including the local television ownership rules.  In February 2008, the FCC released an order containing its current ownership rules, which re-adopted its 1999 local television ownership rule.  On February 29, 2008, several parties, including us, separately filed petitions for review in a number of federal appellate courts challenging the FCC’s current ownership rules.  By lottery, those petitions were consolidated in the U.S. Court of Appeals for the Ninth Circuit.  In July 2008, several parties, including us, filed motions to transfer the consolidated proceedings in the U.S. Court of Appeals for the D.C. Circuit and other parties requested transfer to the U.S. Court of Appeals for the Third Circuit.  In November 2008, the Ninth Circuit transferred the consolidated proceedings to the Third Circuit where the proceedings are currently pending.  These rules would not allow us to control the Cunningham Stations if we continue to hold television stations in the same markets as the Cunningham Stations and could force us to terminate or modify the LMAs with the Cunningham Stations.  In addition, if Cunningham were to exercise its put rights under the acquisition and merger agreements and the LMAs, each as amended and/or restated, we may have to find a suitable third party to assume our purchase obligations because we are not permitted to purchase such stations under current FCC rules.  We cannot assure you that we would be able to locate such a third party or that any such third party would continue the LMAs (or any alternative arrangements) with us on substantially similar terms that are as favorable to us or at all.

Changes in rules on local marketing agreements. Certain of our stations have entered into what have commonly been referred to as local marketing agreements or LMAs.  One typical type of LMA is a programming agreement between two separately owned television stations serving the same market, whereby the licensee of one station programs substantial portions of the broadcast day and sells advertising time during such programming segments on the other licensee’s station subject to the ultimate editorial and other controls being exercised by the latter licensee.  We believe these arrangements allow us to reduce our operating expenses and enhance profitability.

In 1999, the FCC established a new local television ownership rule and decided to attribute LMAs for ownership purposes.  It grandfathered our LMAs that were entered into prior to November 5, 1996, permitting the applicable stations to continue operations pursuant to the LMAs until the conclusion of the FCC’s 2004 biennial review.  The FCC stated it would conduct a case-by-case review of grandfathered LMAs and assess the appropriateness of extending the grandfathering periods.  Subsequently, the FCC invited comments as to whether, instead of beginning the review of the grandfathered LMAs in 2004, it should do so in 2006.  The FCC did not initiate any review of grandfathered LMAs in 2004 or as part of its 2006 quadrennial review.  We do not know when, or if, the FCC will conduct any such review of grandfathered LMAs.  With respect to LMAs executed on or after November 5, 1996, the FCC required that parties come into compliance with the 1999 local television ownership rule by August 6, 2001.  We challenged the 1999 local television ownership rule in the U.S. Court of Appeals for the D.C. Circuit, and that court stayed the enforcement of the divestiture of the post-November 5, 1996 LMAs.  In 2002, the D.C. Circuit ruled that the 1999 local television ownership rule was arbitrary and capricious and remanded the rule to the FCC.  Currently, three of our LMAs are grandfathered under the local television ownership rule because they were entered into prior to November 5, 1996 and the remainder are subject to the stay imposed by the D.C. Circuit.  If the FCC were to eliminate the grandfathering of these three LMAs, or the D.C. Circuit were to lift its stay, we would have to terminate or modify these LMAs.

In 2003, the FCC revised its ownership rules, including the local television ownership rule. The effective date of the 2003 ownership rules was stayed by the U. S. Court of Appeals for the Third Circuit and the rules were remanded to the FCC.  Because the effective date of the 2003 ownership rules had been stayed and, in connection with the adoption of those rules, the FCC concluded the 1999 rules could not be justified as necessary in the public interest, we took the position that an issue exists regarding whether the FCC has any current legal right to enforce any rules prohibiting the acquisition of television stations.  Several parties, including us, filed petitions with the Supreme Court of the United States seeking review of the Third Circuit decision, but the Supreme Court denied the petitions in June 2005.

On November 15, 1999, we entered into a plan and agreement of merger to acquire through merger WMYA-TV (formerly WBSC-TV) in Anderson, South Carolina from Cunningham, but that transaction was denied by the FCC.  In light of the change in the 2003 ownership rules, we filed a petition for reconsideration with the FCC and amended our application to acquire the license of WMYA-TV.  We also filed applications in November 2003 to acquire the license assets of the remaining five Cunningham stations: WRGT-TV, Dayton, Ohio; WTAT-TV, Charleston, South Carolina; WVAH-TV, Charleston, West Virginia; WNUV-TV, Baltimore, Maryland; and WTTE-TV, Columbus, Ohio.  The Rainbow/PUSH Coalition (“Rainbow/PUSH”) filed a petition to deny these five applications and to revoke all of our licenses on the grounds that such acquisition would violate the local television ownership rules.  The FCC dismissed our applications in light of the stay of the 2003 ownership rules and also denied the Rainbow/PUSH petition.  Rainbow/PUSH filed a petition for reconsideration of that denial and we filed an application for review of the dismissal.  In 2005, we filed a petition with the U. S. Court of Appeals for the D. C. Circuit requesting that the Court direct the FCC to take final action on our applications, but that petition was dismissed.  On January 6, 2006, we submitted a motion to the FCC requesting that it take final action on our applications.  Both the applications and the associated petition to deny are still pending.  We believe the Rainbow/PUSH petition is without merit.   On February 8, 2008, we filed a petition with the U.S. Court of Appeals for the D.C. Circuit requesting that the Court direct the FCC to take final action on these applications and cease its use of the 1999 local television ownership rule that it re-adopted as the permanent rule in 2008.  In July 2008, the D.C. Circuit transferred the case to the U.S. Court of Appeals for the Ninth Circuit, and we filed a petition with the D.C. Circuit challenging that decision, which was denied.  We also filed with the Ninth Circuit a motion to transfer that case back to the D.C. Circuit.  In November 2008, the Ninth Circuit consolidated our petition seeking final FCC action on our applications with the petitions challenging the FCC’s current ownership rules and transferred the proceedings to the Third Circuit.  In December 2008, we agreed voluntarily with the parties to the proceeding to dismiss the petition seeking final FCC action on the applications.  In addition, if Cunningham were to exercise its put rights under the acquisition and merger agreements and the LMAs, each as amended and/or restated, we may have to find a suitable third party to assume our purchase obligations because we are not permitted to purchase such stations under current FCC rules.  In the event of any such assignments, new applications will have to be filed to reflect the third party as the applicant.  In that event, upon the closing of the assignment to such third party, our appeals relating to the 1999 local television ownership rules with respect to our three non-grandfathered LMAs may be moot and the three non-grandfathered LMAs may be terminated.

If we are required to terminate or modify our LMAs, our business could be affected in the following ways:

•                  Loss of revenues.  If the FCC requires us to modify or terminate existing LMAs, we would lose some or all of the revenues generated from those LMAs.  We would lose revenue because we will have less demographic options, a smaller audience distribution and lower revenue share to offer to advertisers.  During the year ended December 31, 2009, we generated $100.9 million of net revenue from our nine LMAs.

•                  Increased costs.  If the FCC requires us to modify or terminate existing LMAs, our cost structure would increase.  For example, we likely would incur increased programming costs because we will be competing with the separately owned station for syndicated programming.  We may also need to add new employees.

•                  Losses on investments.  As part of our LMA arrangements, we own the non-license assets used by the stations with which we have LMAs.  If certain of these LMA arrangements are no longer permitted, we would be forced to sell these assets, restructure our agreements or find another use for them.  If this happens, the market for such assets may not be as good as when we purchased them and, therefore, we cannot be certain of a favorable return on our original investments.

•                  Termination penalties.  If the FCC requires us to modify or terminate existing LMAs before the terms of the LMAs expire, or under certain circumstances, we elect not to extend the terms of the LMAs, we may be forced to pay termination penalties under the terms of some of our LMAs.  Any such termination penalties could be material.

•                  Alternative arrangements.  If the FCC requires us to terminate the existing LMAs, we may enter into one or more alternative arrangements, such as outsourcing agreements, relating to the affected stations.  Any such arrangements may be on terms that are less beneficial to us than the existing LMAs.

Use of outsourcing agreements. In addition to our LMAs, we have entered into four (and may seek opportunities for additional) outsourcing agreements in which our stations provide or are provided various non-programming related services such as sales, operational and managerial services to or by other stations.  Pursuant to these agreements, one of our stations in Nashville, Tennessee and our station in Cedar Rapids, Iowa currently provide services to another station in each’s respective market and another party provides services to our stations in Peoria/Bloomington, Illinois and Rochester, New York.  We believe this structure allows stations to achieve operational efficiencies and economies of scale, which should otherwise improve broadcast cash flow and competitive positions.  While television joint sales agreements (each a “JSA”) are not currently “attributable” under the FCC rules, on August 2, 2004, the FCC released a notice of proposed rulemaking seeking comments on its tentative conclusion that JSAs should be attributable.  We cannot predict the outcome of this proceeding, nor can we predict how any changes, together with possible changes to the ownership rules, would apply to our existing outsourcing agreements.  If the FCC were to determine that our outsourcing arrangements were JSAs, we would have to terminate or restructure such arrangements on terms that may not be as advantageous to us as the current arrangements.

Failure of owner/licensee to exercise control. The FCC requires the owner/licensee of a station to maintain independent control over the programming and operations of the station.  As a result, the owners/licensees of those stations with which we have LMAs or outsourcing agreements can exert their control in ways that may be counter to our interests, including the right to preempt or terminate programming in certain instances.  The preemption and termination rights cause some uncertainty as to whether we will be able to air all of the programming that we have purchased under our LMAs and therefore, uncertainty about the advertising revenue that we will receive from such programming.  In addition, if the FCC determines that the owner/licensee is not exercising sufficient control, it may penalize the owner licensee by a fine, revocation of the license for the station or a denial of the renewal of that license.  Any one of these scenarios, especially the revocation of or denial of renewal of a license, might result in a reduction of our cash flow and margins and an increase in our operating costs.  In addition, penalties might also affect our qualifications to hold FCC licenses, putting our own licenses at risk.

The pendency and indeterminacy of the outcome of these ownership rules, which may limit our ability to provide services to additional or existing stations pursuant to licenses, LMAs, outsourcing agreements or otherwise, expose us to a certain amount of volatility, particularly if the outcomes are adverse to us.  Further, resolution of these ownership rules has been and will likely continue to be a cost burden and a distraction to our management and the continued absence of a resolution may have a negative effect on our business.

Competition from other broadcasters or other content providers and changes in technology may cause a reduction in our advertising revenues and/or an increase in our operating costs.

Conversion to digital television. The television broadcast industry recently completed the mandated transition to an advanced digital television (“DTV”) transmission system.  DTV transmissions deliver improved video and audio signals including HD television and have substantial multiplexing and data transmission capabilities.  All television broadcasters were required to cease analog broadcasting by June 12, 2009.  The conversion from broadcasting in the analog broadcast format to the digital broadcast format is expensive.  Our digital conversion expenditures were $2.2 million, $2.0 million and $3.1 million respectively, for the years ended December 31, 2009, 2008 and 2007.  As of June 12, 2009, all of our 58 stations were broadcasting a digital signal.  As of October 18, 2010, all of the television stations we own or to which we provide services are operating on authorized post-transition digital facilities.  Competition from other broadcasters or other content providers and changes in technology may cause a reduction in our advertising revenues and/or an increase in our operating costs.

The television industry is highly competitive and this competition can draw viewers and advertisers from our stations, which reduces our revenue or requires us to pay more for programming, which increases our costs.  We face intense competition from the following:

New technology and the subdivision of markets. Cable providers, direct broadcast satellite companies and telecommunication companies are developing new technology that allows them to transmit more channels on their existing equipment to highly targeted audiences, reducing the cost of creating channels and potentially leading to the division of the television industry into ever more specialized niche markets.  Competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues.  The decreased cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.  In addition, technologies that allow viewers to digitally record, store and play back television programming may decrease viewership of commercials as recorded by media measurement services such as Nielsen Media Research and, as a result, lower our advertising revenues.  The broadcast and advertising industries have agreed on a ratings standard that includes live viewing plus viewers who watch a program within 72 hours of its original appearance.  However, the effects of new ratings system technologies, including “people meters,” and the ability of such technologies to be a reliable standard that can be used by advertisers is currently unknown.

Since digital television technology allows broadcasting of multiple channels within the additional allocated spectrum, this technology could expose us to additional competition from programming alternatives.  In addition, technological advancements and the resulting increase in programming alternatives, such as cable television, Direct Broadcast Satellite systems, pay-per-view, home video and entertainment systems, video-on-demand and the Internet have also created new types of competition to television broadcast stations and will increase competition for household audiences and advertisers.  We cannot provide any assurances that we will remain competitive with these developing technologies.

Types of competitors.  We also face competition from rivals that may have greater resources than we have.  These include:

•                  other local free over-the-air broadcast television and radio stations;

•                  telecommunication companies;

•                  cable and satellite system operators;

•                  print media providers such as newspapers, direct mail and periodicals;

•                  internet search engines, internet service providers and websites; and

•                  competition from other emerging technologies including mobile television.

Deregulation. The Telecommunications Act of 1996 and subsequent actions by the FCC and the courts have removed some limits on station ownership, allowing telephone, cable and some other companies to provide video services in competition with us.  In addition, the FCC has reallocated and auctioned off a portion of the spectrum for new services including fixed and mobile wireless services and digital broadcast services.  As a result of these changes, new companies are able to enter our markets and compete with us.

We could be adversely affected by labor disputes and legislation and other union activity.

The cost of producing and distributing entertainment programming has increased substantially in recent years due to, among other things, the increasing demands of creative talent and industry-wide collective bargaining agreements.  Although we generally purchase programming content from others rather than produce such content ourselves, our program suppliers engage the services of writers, directors, actors and on-air and other talent, trade employees and others, some of whom are subject to these collective bargaining agreements.  If our program suppliers are unable to renew expiring collective bargaining agreements, it is possible that the affected unions could take action in the form of strikes or work stoppages.  Failure to renew these agreements, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing delays in production that lead to declining viewers, and reductions in the profit margins of our programming and the amounts we can charge advertisers for time.  Further, any changes in the existing labor laws, including the possible enactment of the Employee Free Choice Act, may further the realization of the foregoing risks.

Unrelated third parties may bring claims against us based on the nature and content of information posted on websites maintained by us.

We host internet services that enable individuals to exchange information, generate content, comment on our content, and engage in various online activities.  The law relating to the liability of providers of these online services for activities of their users is currently unsettled both within the United States and internationally.  Claims may be brought against us for defamation, negligence, copyright or trademark infringement, unlawful activity, tort, including personal injury, fraud, or other theories based on the nature and content of information that may be posted online or generated by our users.  Our defense of such actions could be costly and involve significant time and attention of our management and other resources.

We may be subject to fines and other penalties related to violations of FCC indecency rules and other FCC rules and policies, the enforcement of which has increased in recent years, and complaints related to such violations may delay our renewal applications with the FCC.

We provide a significant amount of live news reporting that is provided by the broadcast networks or is controlled by our on-air news talent.  Although both broadcast network and our on-air talent have generally been professional and careful in what they say, there is always the possibility that information may be reported that is inaccurate or even in violation of certain indecency rules promulgated by the FCC.  In addition, entertainment programming provided by broadcast networks may contain content that is in violation of the indecency rules promulgated by the FCC.  Because the interpretation by the courts and the FCC of the indecency rules is not always clear, it is sometimes difficult for us to determine in advance what may be indecent programming.  We have insurance to cover some of the liabilities that may occur, but the FCC has enhanced its enforcement efforts relating to the regulation of indecency.  In addition, in 2006, Congress dramatically increased the penalties for broadcasting indecent programming and potentially subjects broadcasters to license revocation, renewal or qualification proceedings in the event that they broadcast indecent material.  We are currently subject to pending FCC inquiries and proceedings relating to alleged violations of indecency, sponsorship identification, children’s programming and captioning rules.  There can be no assurance that an incident that may lead to significant fines or other penalties by the FCC can be avoided.

In addition, action on many license renewal applications, including those we have filed, has been delayed because of, among other reasons, the pendency of complaints that programming aired by the various networks contained indecent material and complaints regarding alleged violations of sponsorship identification, children’s programming and captioning rules.  As of November 1, 2010, 16 of our renewal applications were subject to such complaints.  We cannot predict when the FCC will address these complaints and act on the renewal applications.  We continue to have operating authority until final action is taken on our renewal applications.

The FCC’s National Broadband Plan may result in a loss of spectrum for our stations potentially adversely impacting our ability to compete.

The FCC is considering a National Broadband Plan that may reallocate spectrum from broadcasters for other purposes which may include wireless broadband.  This initiative raises a number of issues that could impact the broadcast industry depending on the use of the spectrum should it be reallocated.  On February 24, 2010 the FCC announced that as part of the National Broadband Plan, it will propose a voluntary auction that would let broadcasters and other licensees sell their spectrum for a share of the proceeds.  We cannot predict the outcome of results of the National Broadband Plan, or whether any final rules will have a material adverse effect on our ability to compete.

Costs of complying with changes in governmental laws and regulations may adversely affect our results of operations.

We cannot predict what other governmental laws or regulations will be enacted in the future, how future laws or regulations will be administered or interpreted or how future laws or regulations will affect us.  Compliance with new laws or regulations, including proposed legislation to address climate change, or stricter interpretation of existing laws, may require us to incur significant expenditures or impose significant restrictions on us and could cause a material adverse effect on our results of operations.

The continuation of the wars in Iraq and Afghanistan may negatively impact our advertising revenues and results of operations.  Future conflicts, terrorist attacks or other acts of violence may have a similar effect.

The commencement of the war in Iraq in 2002 and activities in Afghanistan resulted in a reduction of advertising revenues as a result of uninterrupted news coverage and/or general economic uncertainty.  The continuation of these wars may have a similar negative impact on our advertising revenues and results of operations.  If the United States becomes engaged in similar conflicts in the future, there may be a similar adverse effect on our results of operations.  Also, any terrorist attacks or other acts of violence may have a similar negative effect on our business or results of operations.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth our summary historical consolidated financial information for the periods indicated. We have derived the summary financial information for each of the years ended December 31, 2007 through December 31, 2009 from our audited consolidated financial statements, which are incorporated by reference herein. The summary financial information for each of the nine months ended September 30, 2009 and 2010 is unaudited and includes all adjustments (consisting of normal and recurring adjustments) which are, in our opinion, necessary for a fair statement of our financial position as of such dates and results of operations for such periods. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of results for our full fiscal year ending December 31, 2010 or any future period. This summary financial information should be read in conjunction with the consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, each of which is incorporated herein by reference.

Summary Consolidated Financial Data
(in thousands, except per share data)

	Nine months ended September 30, 2010		Year ended December 31,
	2010	2009	2009	2008 (a)	2007 (a)	2006 (a)	2005 (a)
Statements of operations data:
Net broadcast revenues (b)	$465,440	$400,740	$554,597	$639,163	$622,643	$627,075	$606,450
Revenues realized from station barter arrangements	50,573	38,827	58,182	59,877	61,790	54,537	54,908
Other operating divisions revenues	25,618	33,570	43,698	55,434	33,667	24,610	22,597
Total revenues	541,631	473,137	656,477	754,474	718,100	706,222	683,955

Station production expenses	113,182	106,200	142,415	158,965	148,707	144,236	149,033
Station selling, general and administrative expenses	93,426	91,387	122,833	136,142	140,026	137,995	135,870
Expenses recognized from station barter arrangements	44,695	32,685	48,119	53,327	55,662	49,358	50,334
Depreciation and amortization (c)	88,993	107,783	138,334	147,527	157,178	153,399	136,916
Other operating divisions expenses	22,259	34,422	45,520	59,987	33,023	24,193	20,944
Corporate general and administrative expenses	20,063	18,485	25,632	26,285	24,334	22,795	21,220
Gain on asset exchange	—	(3,016)	(4,945)	(3,187)	—	—	—
Impairment of goodwill, intangible and other assets	—	130,341	249,799	463,887	—	15,589	—
Operating income (loss)	159,013	(45,150)	(111,230)	(288,459)	159,170	158,657	169,638

Interest expense and amortization of debt discount and deferred financing cost	(88,700)	(53,486)	(80,021)	(87,634)	(102,228)	(115,217)	(120,002)
(Loss) gain from extinguishment of debt	(4,377)	18,986	18,465	5,451	(30,716)	(904)	(1,937)
(Loss) income from equity and cost method investees	(2,478)	471	354	(2,703)	601	6,338	(1,426)
Gain (loss) from derivative instruments	44	(102)	(97)	999	2,592	2,907	21,778
Other income (loss), net	1,723	1,663	2,069	2,462	3,713	3,210	1,181
Income (loss) from continuing operations before income taxes	65,225	(77,618)	(170,460)	(369,884)	33,132	54,991	69,232
Income tax (provision) benefit	(22,932)	9,129	32,512	121,362	(16,163)	(6,589)	(36,027)
Income (loss) from continuing operations	42,293	(68,489)	(137,948)	(248,522)	16,969	48,402	33,205
Discontinued operations:
(Loss) income from discontinued operations	(202)	28	(81)	(141)	1,219	3,701	5,400
Gain on sale of discontinued operations	—	—	—	—	1,065	1,774	146,276
Net income (loss)	$42,091	$(68,461)	$(138,029)	$(248,663)	$19,253	$53,877	$184,881
Net loss (income) attributable to noncontrolling interest	978	527	2,335	2,133	(279)	100	1,051
Net income (loss) attributable to Sinclair Broadcast Group	$43,069	$(67,934)	$(135,694)	$(246,530)	$18,974	$53,977	$185,932
Basic and diluted earnings (loss) per common share attributable to Sinclair Broadcast Group:
Earnings (loss) per share from continuing operations	$0.54	$(0.85)	$(1.70)	$(2.87)	$0.19	$0.57	$0.65
Earnings per share from discontinued operations	$—	$—	$—	$—	$0.03	$0.06	$1.77
Earnings (loss) per share	$0.54	$(0.85)	$(1.70)	$(2.87)	$0.22	$0.63	$2.43
Dividends declared per share	$—	$—	$—	$0.800	$0.625	$0.450	$0.030
Balance sheet data:
Cash and cash equivalents	$41,497	$10,224	$23,224	$16,470	$20,980	$67,408	$9,655
Total assets	$1,536,164	$1,629,148	$1,597,721	$1,816,407	$2,224,187	$2,271,580	$2,280,641
Total debt (d)	$1,246,377	$1,299,075	$1,366,308	$1,362,278	$1,320,417	$1,413,623	$1,450,738
Total (deficit) equity	$(155,973)	$(132,174)	$(202,222)	$(58,700)	$269,581	$267,329	$250,688

(a)          We adopted accounting guidance related to noncontrolling interest and classification of convertible debt instruments that may be settled in cash upon conversion.  The guidance required us to adjust prior period financial statements.  See Note 1 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (incorporated herein by reference) for additional information.

(b)         Net broadcast revenues is defined as broadcast revenues, net of agency commissions.

(c)          Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment and amortization of definite-lived intangible broadcasting assets and other assets.

(d)         Total debt is defined as notes payable, capital leases and commercial bank financing, including the current and long-term portions.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010.  The table should be read in conjunction with our historical financial statements and their notes incorporated by reference in this prospectus.

As of September 30, 2010 (dollars in thousands)
Cash and cash equivalents (a)	$41,497
Restricted cash	$5,344

Current portion of debt:

4.875% convertible senior notes due 2018	5,685
Senior term loan B, current portion	2,025
Notes, capital leases payable to affiliates, commercial bank financing and other, current portion (a)	16,527
Total current	$24,237

Long-term debt:
Revolving credit facility	$—
Senior term loan B, less current portion	267,975
Capital leases and other, less current portion	42,677
Notes and capital leases to affiliates, less current portion	20,270
3.0% convertible senior notes due 2027	5,400
8.0% senior subordinated notes due 2012	224,663
6.0% convertible debentures due 2012	127,993
9.25% senior secured second lien notes due 2017	500,000
Other debt including discount and premium (a)	33,162
Total long-term	$1,222,140

Total debt (a)	$1,246,377

Class A Common Stock	$493
Class B Common Stock	310
Additional paid in capital	609,452
Accumulated deficit	(770,807)
Accumulated other comprehensive loss	(3,996)
Total Sinclair Broadcast Group Shareholders’ equity (deficit)	$(164,548)
Noncontrolling interest	8,575
Total equity (deficit)	$(155,973)

Total capitalization	$1,090,404

(a) Total debt includes $73.5 million of nonrecourse debt related to our consolidated variable interest entities (each a “VIE”) and other operating division companies. In addition, cash includes $15.3 million from VIEs and other operating division companies.

USE OF PROCEEDS

The Issuer will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy certain obligations under the registration rights agreement that the Issuer entered into in connection with the issuance of original notes.

We received net proceeds of approximately $240.4 million, after deducting the initial purchasers’ discounts and commissions and fees and expenses relating to the initial offering. Such net proceeds were used to repurchase the 8% Notes and the 6% Debentures pursuant to tender offers consummated in October 2010.

THE EXCHANGE OFFER

Original Issuance of the Original Notes

On October 4, 2010, the Issuer issued original notes in an aggregate principal amount of $250,000,000 to the initial purchasers.  Because such issuance of the original notes was not a transaction registered under the Securities Act, the original notes were offered by the initial purchasers only (i) in the United States, to qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.

Registration Rights Agreement

The Issuer and the guarantors entered into a registration rights agreement with the initial purchasers on October 4, 2010. In that agreement, the Issuer agreed for the benefit of the holders of the original notes that the Issuer would use its reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the original notes for an issue of SEC-registered notes with terms identical to the original notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

When the SEC declares the exchange offer registration statement effective, the Issuer will offer the exchange notes in return for the original notes. The exchange offer will remain open for at least 20 business days after the date the Issuer mails notice of the exchange offer to noteholders. For each outstanding note surrendered to the Issuer under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original notes or, if no interest has been paid on the original notes, from the closing date.

If applicable interpretations of the staff of the SEC do not permit the Issuer to effect the exchange offer, the Issuer will use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the exchange notes and to keep that shelf registration statement effective during the time period specified in the registration rights agreement, or such shorter period that will terminate when all exchange notes covered by the shelf registration statement have been sold. The Issuer will, in the event of such a shelf registration, provide to each noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the exchange notes. A noteholder that sells exchange notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 270 days after the closing date (the “Target Registration Date”), the annual interest rate borne by the exchange notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the earlier of the second anniversary of the issue date of the exchange notes and the date that the exchange offer is completed or, if required, the shelf registration statement is declared effective up to a maximum of 1.00% per annum of additional interest.  All references in the indenture that will govern the exchange notes and the section titled “Description of the Exchange Notes” of this prospectus shall include any additional interest that the Issuer required to pay pursuant to the registration rights agreement.

If the Issuer effects the exchange offer, the Issuer will be entitled to close the exchange offer not earlier than 20 business days after its commencement, provided that the Issuer has accepted all exchange notes validly surrendered in accordance with the terms of the exchange offer. Exchange notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

The preceding is a summary of the material terms and provisions of the registration rights agreement, a copy of the form registration rights agreement is available from us upon request.

Transferability of the Exchange Notes

Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties not related to the Issuer, the exchange notes would, in general, be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer described in this prospectus who is an affiliate of the Issuer or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•                  will not be able to rely on the interpretations of the SEC staff;

•                  will not be entitled to participate in the exchange offer; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirement.

Each holder of original notes who wishes to exchange original notes for exchange notes pursuant to the exchange offer will be required to represent that:

•                  it is not an affiliate of the Issuer;

•                  the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

•                  at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•                  at the time of the exchange offer, it is not engaged in and does not intend to engage in, a distribution of the exchange notes.

To participate in the exchange offer, you must represent as the holder of original notes that each of these statements is true.

In addition, in connection with any resales of the exchange notes, any broker-dealer that acquired exchange notes for its own account as a result of market-making or other trading activities, which is referred to as an “exchanging broker-dealer,” must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the registration statement for the exchange offer. Under the registration rights agreements, exchanging broker-dealers and any other person, if any, subject to similar prospectus delivery requirements, will be allowed to use this prospectus in connection with the resale of exchange notes.

The Exchange Offer

Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, the Issuer will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                , 2010. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. Original notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the original notes except that:

•                  the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

•                  the exchange notes bear a different CUSIP number from the original notes; and

•                  after consummation of the exchange offer, holders of the exchange notes will not be entitled to any rights under the registration rights agreements, including the provisions for an increase in the interest rate on the original notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the original notes. Holders of exchange notes will be entitled to the benefits of the indenture under which the original notes were issued. The exchange notes will have the same CUSIP and ISIN numbers and will trade interchangeably with the outstanding 8 3/8% Senior Notes due 2018 that have been registered previously under the Securities Act.

As of the date of this prospectus, $250,000,000 in aggregate principal amount of original notes was outstanding. The exchange offer will be conducted in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC under the Securities Act and the Securities Exchange Act.

Interest on the Exchange Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the original notes. Interest on the original notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2011, to the Person whose name the exchange note (or any predecessor Note) is registered at the close of business on the April 1 or October 1 immediately preceding such interest payment date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, the Issuer will not be required to issue exchange notes, and the Issuer may terminate the exchange offer or, at its option, modify, extend or otherwise amend the exchange offer, if, prior to the expiration date of the exchange offer, as it may be extended from time to time:

•                  the exchange offer, or the making of any exchange by a holder, violates any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•                  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which would materially impair the Issuer’s ability to proceed with the exchange offer;

•                  not all governmental approvals that the Issuer deems necessary for the consummation of the exchange offer have been obtained; or

•                  the trustee with respect to the indenture for the original notes and exchange notes shall have (i) objected in any respect to, or taken any action that could, in the reasonable judgment of the Issuer, adversely affect the consummation of the exchange offer or the exchange of exchange notes for original notes under the exchange offer, or (ii) taken any action that challenges the validity or effectiveness of the procedures used in making the exchange offer or the exchange of the original notes under the exchange offer.

The foregoing conditions are for the sole benefit of the Issuer and may be waived by them in whole or in part in their absolute discretion. Any determination made by them concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

If any of the foregoing conditions are not satisfied or waived on the expiration date of the exchange offer, the Issuer may:

•                  terminate the exchange offer and return all tendered original notes to the holders thereof;

•                  modify, extend or otherwise amend the exchange offer and retain all tendered original notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders (See “—Withdrawal of Tenders” and “—Expiration Date; Extensions; Amendments; Termination”); or

•                  waive the unsatisfied conditions with respect to the exchange offer and accept all original notes tendered and not previously withdrawn.

The Issuer reserves the right, in its absolute discretion, to purchase or make offers to purchase any original notes that remain outstanding subsequent to the expiration date for the exchange offer and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. Any purchase or offer to purchase will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten business days after the expiration date.

Certain Consequences to Holders of Original Notes Not Tendering in the Exchange Offer

Consummation of the exchange offer may have adverse consequences to holders of original notes who elect not to tender their notes in the exchange offer. In particular, the trading market for unexchanged original notes could become more limited than the existing trading market for the original notes and could cease to exist altogether due to the reduction in the amount of the original notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the original notes. If a market for unexchanged original notes exists or develops, the original notes may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. There can, however, be no assurance that an active market in the unexchanged original notes will exist, develop or be maintained or as to the prices at which the unexchanged original notes may be traded. This would result in less protection for holders of unexchanged original notes. See “Risk Factors—If you do not properly tender your original notes, your ability to transfer such original notes will be adversely affected.”

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “expiration date” means 5:00 p.m., New York City time, on               , 2010 subject to the right to extend such date and time for the exchange offer in the absolute discretion of the Issuer, in which case the expiration date means the latest date and time to which the exchange offer is extended.

The Issuer reserves the right, in its absolute discretion, to (i) extend the exchange offer, (ii) terminate the exchange offer if a condition to its obligation to deliver the exchange notes is not satisfied or waived on the expiration date, as extended, or (iii) amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. If the Issuer amends the exchange offer in a manner it determines constitutes a material change (including the waiver of a material condition), the Issuer will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

The Issuer will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release. The Issuer will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the original notes that have been tendered as of the date of such notice. The Issuer has no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

The exchange notes will be issued in exchange for the original notes in the exchange offer on the settlement date, which will be promptly following the expiration date of the exchange offer. The Issuer will not be obligated to deliver exchange notes unless the exchange offer is consummated.

Effect of Tender

Any tender by a holder (and the subsequent acceptance of such tender) of original notes will constitute a binding agreement between that holder, the Issuer upon the terms and subject to the conditions of the exchange offer described herein and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of the original notes will constitute the agreement by that holder to deliver good and marketable title to the tendered original notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Original Notes

Upon the submission of the letter of transmittal, or agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of such original notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, be deemed, among other things, to:

•                  irrevocably sell, assign and transfer to or upon Issuer’s order or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all original notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against Issuer or any fiduciary, trustee, fiscal agent or other person connected with the original notes arising under, from or in connection with such original notes;

•                  waive any and all rights with respect to the original notes tendered thereby (including, without limitation, any existing or past defaults and their consequences in respect of such original notes); and

•                  release and discharge Issuer and the trustee for the original notes from any and all claims such holder may have, now or in the future, arising out of or related to the original notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the original notes tendered thereby or to participate in any redemption or defeasance of the original notes tendered thereby.

In addition, such holder of original notes will be deemed to represent, warrant and agree that:

•                  it has received and reviewed this prospectus;

•                  it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the original notes tendered thereby and it has full power and authority to execute the letter of transmittal;

•                  the original notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Issuer will acquire good, indefeasible and unencumbered title to such original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when Issuer accepts the same;

•                  it will not sell, pledge, hypothecate or otherwise encumber or transfer any original notes tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•                  in evaluating the exchange offer and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its original notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by Issuer, the trustee or the exchange agent other than those contained in this prospectus (as amended or supplemented to the expiration date);

•                  the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

•                  the submission of the letter of transmittal to the exchange agent shall, subject to a holder’s ability to withdraw its tender prior to the expiration date, and subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the original notes tendered thereby in favor of Issuer or such other person or persons as it may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s discretion and/or the certificate(s) and other document(s) of title relating to such original notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in Issuer or its nominees such original notes;

•                  it is acquiring the registered notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the registered securities to be received in the exchange offer;

•                  if it is a broker-dealer holding original notes acquired for its own account as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes received pursuant to the exchange offer (provided, that, by so agreeing and by delivering a prospectus, any such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act); and

•                  the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly.

The representations and warranties and agreements of a holder tendering original notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any original notes shall mean any holder that exercises investment discretion with respect to such original notes.

Absence of Dissenters’ Rights

Holders of the original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Original Notes Tendered; Delivery of Exchange Notes

On the settlement date, exchange notes to be issued in partial or full exchange for original notes in the exchange offer, if consummated, will be delivered in book-entry form.

Issuer will be deemed to have accepted validly tendered original notes that have not been validly withdrawn as provided in this prospectus when, and if, Issuer has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the exchange notes through the settlement date will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the original notes for the purpose of receiving original notes and transmitting exchange notes as of the settlement date. If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted original notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes

A holder of original notes who wishes to accept the exchange offer, and whose original notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct this custodial entity to tender such holder’s original notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in the exchange offer, a holder of original notes must either (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions (including guaranteeing the signature(s) to the letter of transmittal, if required), and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the original notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the Expiration Date or (ii) comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer or guaranteed delivery procedures described below on or prior to the expiration date.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth in this prospectus. Original notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of original notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any original notes to anyone other than the exchange agent.

If you are tendering your original notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through The Depository Trust Company (“DTC”), you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold notes custodially through DTC) to arrange for receipt of any exchange notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender original notes held on your behalf by a nominee with DTC, you must (i) inform your nominee of your interest in tendering your original notes pursuant to the exchange offer, and (ii) instruct your nominee to tender all original notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender original notes by effecting a book-entry transfer of the original notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Issuer may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Holders of original notes who are unable to deliver confirmation of the book-entry tender of their original notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s ATOP system prior to the expiration date may tender if:

•                  the tender is made through an eligible guarantor institution;

•                  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery: (i) setting forth the name and address of the holder, the registered number(s) of such original notes and the principal amount of original notes tendered, (ii) stating that the tender is being made thereby; and (iii) guaranteeing that, within three (3) business days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•                  the exchange agent receives such properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within such three (3) business days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “—Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the original notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal, or notice of withdrawal, are required to be guaranteed, such guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holder(s) of original notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the original notes without alteration, enlargement or any other change whatsoever. If any of the original notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the original notes tendered thereby are registered in different names on different original notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If original notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such original notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any original notes listed therein, such original notes must be properly endorsed or accompanied by a properly completed note power, signed by such holder exactly as such holder’s name appears on such original notes. If the letter of transmittal or any original notes, note powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of original notes waive any right to receive any notice of the acceptance for exchange of their original notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments, and/or substitute certificates evidencing original notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, original notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered original notes will be determined by Issuer in its absolute discretion, which determination will be final and binding. Issuer reserves the absolute right to reject any and all tendered original notes determined by it not to be in proper form or not to be tendered properly or any tendered original notes the acceptance of which would, in the opinion of its counsel, be unlawful. Issuer also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular original notes, whether or not waived in the case of other original notes. Issuer’ interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as Issuer shall determine. Although Issuer intends to notify holders of defects or irregularities with respect to tenders of original notes, none of Issuer, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose original notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the original notes. Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

You may withdraw tenders of original notes at any time prior to 5:00 p.m., New York City time, on                 , 2010. Tenders of original notes may not be withdrawn after that time unless the exchange offer is extended with changes in the terms of the exchange offer that are, in Issuer’  reasonable judgment, materially adverse to the tendering holders of the original notes.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at one of its addresses set forth in this prospectus. The withdrawal notice must specify the name of the person who tendered the original notes to be withdrawn, must contain a description of the original notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such original notes, if applicable, and the aggregate principal amount represented by such original notes; and must be signed by the holder of such original notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes. In addition, the notice of withdrawal must specify, in the case of original notes tendered by delivery of certificates for such original notes, the name of the registered holder (if different from that of the tendering holder) or, in the case of original notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn original notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the original notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of original notes may not be rescinded, and any original notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn original notes may, however, be retendered by the holder again following one of the procedures described in “—Procedures for Tendering Original Notes” prior to the expiration date.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes. The carrying value is face value. Accordingly, the Issuer will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Exchange Agent

U.S. Bank National Association, a national banking association organized under the laws of the United States of America, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of original notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

U.S. Bank National Association

Corporate Trust Office
Two James Center
1021 E. Cary Street, 18th Floor
Richmond, VA 23219
Attention: Melody M. Scott
Phone: (804) 343-1560

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of original notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Other Fees and Expenses

The Issuer will bear the expenses of soliciting tenders of the original notes. The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone or in person by the exchange agent, as well as by the Issuer’s officers and other employees and those of their affiliates.

Tendering holders of original notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE EXCHANGE NOTES

We will issue the exchange notes pursuant to an Indenture (the “Indenture”) dated as of October 4, 2010, among the Issuer, the guarantors and U.S. Bank National Association, as trustee. The terms of the exchange notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” References in this section to “Company” mean Sinclair Broadcast Group, Inc., a Maryland corporation, and do not include any of its subsidiaries, and references to the “Issuer”, “we”, “us” and “our” refer to Sinclair Television Group, Inc., a Maryland corporation, and do not include any of its subsidiaries or the Company, unless the context otherwise requires. For purposes of this description, references to “Notes” include the original notes, the exchange notes and an additional notes subsequently issued under the indenture. A copy of the form of indenture will be made available to prospective purchasers of the Notes upon request.

General

The Notes will mature on October 15, 2018 and will be general unsecured senior obligations of the Issuer. Each Note will bear interest at 8.375% per annum from October 4, 2010 or from the most recent interest payment date to which interest has been paid, payable semiannually on April 15 and October 15 of each year, commencing April 15, 2011, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 1 or October 1 immediately preceding such interest payment date.

Payment of the Notes is guaranteed by the Guarantors, jointly and severally, on a senior unsecured basis. The Guarantors are comprised of all of the Subsidiaries that have issued guarantees under our Bank Credit Agreement and our Existing Secured Notes, which includes all but two of our Subsidiaries, the Company and two subsidiaries of the Company. See “—Guarantees.”

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at our office or agency maintained for such purposes (which initially will be the trustee under the indenture); provided, however, that payment of interest may be made at our option by check mailed to the Person entitled to such interest as shown on the security register.

The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. See “—Book-Entry Securities; The Depository Trust Company; Delivery and Form.” No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

We may from time to time, without notice to or the consent of the holders of Notes, create and issue further Notes (the “Additional Notes”) ranking equally with the Notes in all respects, subject to the limitations described under “—Certain Covenants—Limitations on Indebtedness.” Such Additional Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to Notes in this “Description of the Exchange Notes” include these Additional Notes if they are in the same series, unless the context requires otherwise. Such Additional Notes may not be fungible with the Notes for U.S. federal income tax purposes.

Optional Redemption

Except as described below, the Notes are not redeemable until October 15, 2014. The Notes will be subject to redemption at any time on or after October 15, 2014, at our option, in whole or in part, on not less than 15 nor more than 60 days’ prior notice in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated below:

Year	Redemption price
2014	104.188%
2015	102.094%
2016	100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

In addition, at any time on or prior to October 15, 2013, we may redeem up to 35% of the principal amount of Notes issued under the Indenture with the net proceeds of an Equity Offering of the Issuer or the Company at 108.375% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(1)           at least 65% of the principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and

(2)           the redemption occurs within 90 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

In addition, at any time prior to October 15, 2014, upon not less than 15 nor more than 60 days’ prior notice, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under the captions “Certain Covenants—Purchase of Notes upon a Change of Control” and “Certain Covenants—Limitation on Sale of Assets.” We may at any time and from time to time purchase Notes in the open market, in privately negotiated transaction, through tender or exchange offers or otherwise.

Ranking

The Notes will be general senior unsecured obligations of the Issuer that rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not so subordinated. The Notes will be effectively subordinated to any obligations of the Issuer that are secured by assets to the extent of the value of the assets securing such obligations. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of any Indebtedness under, the Bank Credit Agreement or the Issuer’s 9.25% Senior Secured Second Lien Notes due 2017, the assets of the Issuer and the Guarantors that secure such Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under the Bank Credit Agreement and/or the Issuer’s 9.25% Senior Secured Second Lien Notes due 2017 has been repaid in full from such assets and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes and the Guarantees then outstanding.

Guarantees

The Guarantors will, jointly and severally, unconditionally guarantee on a senior unsecured basis the due and punctual payment of principal of, premium, if any, and interest on, the Notes.

Under certain circumstances described under “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness,” we are required to cause the execution and delivery of additional Guarantees by Restricted Subsidiaries.

In addition, upon any sale, exchange or transfer, to any Person not an Affiliate of ours, of all of our Equity Interest in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor shall be released from all its obligations under its Guarantee.

The Guarantors initially consist of the Company, all but two of our existing Subsidiaries, and two Subsidiaries of the Company that own or operate television stations.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

We will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that we may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)           (A) our Indebtedness under the Bank Credit Agreement and (B) any Indebtedness incurred to refinance, restructure, replace or substitute our Indebtedness under the Bank Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed an aggregate principal amount equal to (a) the term loans outstanding under the Bank Credit Agreement as of the date of the Indenture plus (b) amounts committed as of the date of the Indenture under any revolving credit facility thereunder plus (c) additional borrowings we may request under the Bank Credit Agreement as of the date of the Indenture  in accordance with the “accordion” feature thereof;

(2)           our Indebtedness pursuant to the Notes (other than any Additional Notes) and Indebtedness of any Guarantor pursuant to a Guarantee (for the avoidance of doubt, nothing in this clause (2) shall prevent the Issuer or any Guarantor from issuing or guaranteeing any Additional Notes pursuant to clause (10) to the extent permitted thereunder);

(3)           Indebtedness of any Guarantor consisting of a guarantee of our Indebtedness under the Bank Credit Agreement;

(4)           Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the date of the Indenture other than any Indebtedness incurred pursuant to clause (1);

(5)           Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any Indebtedness of the Issuer owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of our obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5);

(6)           Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Issuer or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Issuer or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (6) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Issuer or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (6);

(7)           guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(8)           our obligations entered into in the ordinary course of business and not for speculative purposes pursuant to Interest Rate Agreements designed to protect us against fluctuations in interest rates in respect of our Indebtedness;

(9)           Indebtedness incurred pursuant to any refinancing, replacement, redemption or repurchase of the Existing Convertible Notes, including Indebtedness incurred to pay a dividend or make a distribution or loan to the Company to fund such refinancing, replacement, redemption or repurchase, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of Existing Convertible Notes so refinanced, replaced, redeemed or repurchased, plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such refinancing, replacement, redemption or repurchase pursuant to the terms of the Existing Convertible Notes or (II) the amount of premium, interest or other payment actually paid at such time to refinance, replace, redeem or repurchase the Existing Convertible Notes plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing, replacement, redemption or repurchase, provided that such Indebtedness

(A) does not mature and is not subject to mandatory redemption at the option of the holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Stated Maturity of the Notes, (B) is unsecured or is secured by property that also secures the Notes and the Guarantees on an equal and ratable basis or on a basis that is senior in priority to such Indebtedness, (C) does not have restrictive covenants or other terms that are more stringent in any material respect than the covenants set forth in the Indenture after giving effect to any amendment to the Indenture and the Notes made in compliance with the Indenture and (D) is not directly or indirectly guaranteed by any entity that does not also guarantee the Notes;

(10)         Indebtedness incurred pursuant to any refinancing, replacement, redemption, substitution or repurchase of the Convertible Debentures or the Existing Subordinated Notes, including, in the case of the Convertible Debentures, Indebtedness incurred pursuant to the issuance of any Additional Notes by the Issuer or Indebtedness to pay a dividend or make a distribution or loan to the Company to fund such refinancing, replacement, redemption, substitution or repurchase, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of Convertible Debentures or the Existing Subordinated Notes so refinanced, replaced, redeemed or repurchased, plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such refinancing, replacement, redemption, substitution or repurchase pursuant to the terms of the Convertible Debentures or the Existing Subordinated Notes, as applicable, or (II) the amount of premium, interest or other payment actually paid at such time to refinance, replace, redeem or repurchase the Convertible Debentures or the Existing Subordinated Notes plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing, replacement, redemption or repurchase, provided that such Indebtedness, other than the issuance of Additional Notes in the case of any refinancing, replacement, redemption, substitution or repurchase of the Convertible Debentures pursuant to the issuance of any Additional Notes by the Issuer, (A) does not mature and is not subject to mandatory redemption at the option of the holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Stated Maturity of the Notes, (B) does not have restrictive covenants or other terms that are more stringent in any material respect than the covenants set forth in the Indenture after giving effect to any amendment to the Indenture and the Notes made in compliance with the Indenture and (C) is not directly or indirectly guaranteed by any entity that does not also guarantee the Notes;

(11)         any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in the first paragraph of this covenant or clauses (2), (3), (4), (5), (9) and (10) above, including any successive refinancings in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of such Indebtedness so refinanced, plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing and (A) in the case of Subordinated Indebtedness such new Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(12)         Indebtedness created due to a change in generally accepted accounting principles of the United States, as applied to the Issuer and the Restricted Subsidiaries, or international financial reporting standards, should such standards become applicable to the Issuer and the Restricted Subsidiaries;

(13)         Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

(14)         Indebtedness of the Issuer in addition to that described in clauses (1) through (13) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $35,000,000 at any time outstanding.

In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the date of the Indenture under the Bank Credit Agreement shall be deemed incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant and may not later be reclassified.

Limitation on Restricted Payments

(a) We will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)           declare or pay any dividend on, or make any distribution to holders of, any of the Issuer’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(2)           purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Issuer or any Affiliate thereof including any Subsidiary (except Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary that is a Guarantor);

(3)           make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

(4)           declare or pay any dividend or distribution on any Equity Interests of any Restricted Subsidiary to any Person (other than the Issuer or any of its Wholly Owned Restricted Subsidiaries that are Guarantors);

(5)           incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary); or

(6)           make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing payments described in clauses (1) through (6), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by our Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution),

(1)           no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Issuer or its Restricted Subsidiaries; and

(2)           immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of “—Limitation on Indebtedness;” and

(3)           the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

(A)          an amount equal to our Cumulative Operating Cash Flow less 1.4 times our Cumulative Consolidated Interest Expense;

(B)           the aggregate Net Cash Proceeds received after October 29, 2009 by us from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to the Company or any of our Subsidiaries) of Qualified Equity Interests of us or, to the extent such net cash proceeds are actually contributed to us as equity, the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below);

(C)           to the extent that any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after October 29, 2009 is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes); and

(D)          $65,000,000.

(b) Notwithstanding the foregoing, and in the case of clauses (2) through (11) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (1) through (11) being referred to as “Permitted Payments”):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this covenant and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this covenant;

(2)           any transaction with an officer or director of the Company or the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or the Issuer);

(3)           the repurchase, redemption, or other acquisition or retirement of any of our or the Company’s Equity Interests in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Issuer) of our or the Company’s Qualified Equity Interests or from substantially concurrent contributions to the equity capital of the Issuer; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4)           any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to the Company or any of our Subsidiaries) of any of our or the Company’s Qualified Equity Interests or from substantially concurrent contributions to the equity capital of the Issuer, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this covenant;

(5)           the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of the Issuer, provided that any such new Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses we incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (D) is expressly subordinated in right of payment to the Notes and the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

(6)           payments of cash dividends or other cash distributions or payments to the Company in an amount sufficient to enable the Company to make payments of cash interest required to be made in respect of the Existing Convertible Notes and the Convertible Debentures (but not to exceed such required amount) in accordance with the terms thereof in effect on the date of the Indenture, provided the Company is otherwise unable to pay such interest and such dividends are applied directly to the payment of such interest;

(7)           (i) payments of cash dividends or other cash distributions or payments to the Company in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of any Existing Convertible Notes in accordance with the terms thereof as in effect on the date of the Indenture and any reasonable fees and expenses incurred by the Company therewith, provided that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of the principal of any Existing Convertible Notes and (ii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Existing Convertible Notes and the distribution or transfer of any such Existing Convertible Notes to the Company for retirement or cancellation;

(8)           any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Existing Subordinated Notes (i) out of the proceeds of this Notes offering or (ii) through the issuance of Indebtedness of the Issuer other than Subordinated Indebtedness;

(9)           (i) payments of cash dividends or other cash distributions or payments to the Company in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of any Convertible Debentures in accordance with the terms thereof as in effect on the date of the Indenture and any reasonable fees and expenses incurred by the Company in connection therewith, provided that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of the principal of any Convertible Debentures and (ii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Convertible Debentures out of the proceeds of this Notes offering and the distribution or transfer of any such Convertible Debentures to the Company for retirement or cancellation;

(10)         the distribution, dividend or other transfer of notes receivable (reflecting Indebtedness owed by any non-Designated SBG Subsidiary to the Issuer) in existence as of the date of the Indenture by the Issuer to the Company or any Unrestricted Subsidiary in connection with a Separation Transaction; provided that immediately after giving effect to such distribution, dividend or other transfer, on a pro forma basis the Issuer could incur $1.00 of additional Indebtedness under the first paragraph of “—Certain Covenants—Limitation on Indebtedness” (other than Permitted Indebtedness); and

(11)         payments of cash dividends, distributions, loans or other transfers by the Issuer to the Company in amounts required (but not in excess thereof) for the Company to pay, in each case without duplication:

(a)           foreign, federal, state and local incomes taxes; to the extent such income taxes are either (1) attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries or (2) attributable to the income of the Company but not any of its subsidiaries, provided that in the case of clause (1) above, the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(b)           fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided, that for so long as such direct or indirect parent owns no assets other than the Equity Interests in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (11) to be so attributable to such ownership or operation);

(c)           amounts payable on the Company’s lease for the corporate headquarters;

(d)           general and administrative overhead of subsidiaries of the Company (other than Restricted Subsidiaries) so long as the aggregate payments pursuant to this clause (d) shall not in any fiscal year exceed an amount equal to $5,000,000 minus any payments made pursuant to clause (12) of the definition of Permitted Investments;

(e)           capital expenditures of the Company so long as the amount of all payments pursuant to this clause (e) shall not exceed $15,000,000 in the aggregate; and

(f)            unfunded commitments set forth in a schedule to the Indenture, so long as the amount of all payments pursuant to this clause (f) shall not exceed in the aggregate an amount equal to $19,500,000 minus any payments made pursuant to clause (13) of the definition of Permitted Investments.

provided that, notwithstanding anything herein to the contrary, no Designated SBG Subsidiary shall be permitted to make any dividend or other distributions, in cash or property (other than in its additional ownership interests), to the Company or any subsidiary of the Company that directly owns the ownership interests of such Designated SBG Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests or any option, warrant or other right to acquire any such ownership interests.

Limitation on Transactions with Affiliates

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of ours (other than us or a Wholly Owned Restricted Subsidiary) unless

(1)           such transaction or series of transactions is in writing on terms that are no less favorable to us or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and

(2)           with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, we deliver an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the members of the Company’s Board of Directors (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and

(3)           with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, an opinion to us or such Restricted Subsidiary from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an

Affiliate.

Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Issuer or the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Issuer or the Company), (B) any transaction entered into by us or one of our Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of ours, (C) transactions in existence on the date of the Indenture and (D) any Restricted Payment permitted by the covenant described under “Limitations on Restricted Payments.”

Limitation on Liens

We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the Permitted Liens.

Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), (b) any sale, exchange or transfer to any person other than the Issuer or any Restricted Subsidiary of all or substantially all the assets of any Restricted Subsidiary creating such Lien in each case in accordance with the terms of the Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, if any, on the Notes, or (d) a defeasance or discharge of the Notes in accordance with the procedures described below under “—Defeasance or Covenant Defeasance of the Indenture” or “—Satisfaction and Discharge.”

The following, collectively, shall constitute the “Permitted Liens”:

(a)           any Lien existing as of the date of the Indenture (other than Liens permitted under clause (c));

(b)           any Lien arising by reason of (1) any judgment, decree or order of any court not constituting an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers’ compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c)           any Lien now or hereafter existing on our property or any of our Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (1) of the second paragraph under “—Limitation on Indebtedness” and provided that the provisions described under “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

(d)           any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by us or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Issuer or its Subsidiaries;

(e)           any Lien securing Permitted Subsidiary Indebtedness;

(f)            Liens securing the Notes and Guarantees and any obligations owing to the Trustee under the Indenture;

(g)           Liens on property of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $10,000,000 at any one time outstanding;

(h)           any Lien on property of the Issuer or any Restricted Subsidiary securing Indebtedness incurred pursuant to clause (11) of the second paragraph under “—Limitation on Indebtedness,” provided that the provisions described under “—Limitation on Issuance of Guarantees of and Pledges for Indebtedness” are complied with;

(i)            any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) and (c) through (h) so long as the Lien is limited to the same property and assets that secured the original Lien; and

(j)            any Lien securing Indebtedness of the Issuer and any Restricted Subsidiary; provided, that the Secured Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto and to the application of the proceeds, is 6.0:1 or less.

Limitation on Sale of Assets

(a)           We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale (exclusive of assumed senior Indebtedness to which we and our Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (2) we or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by our Board of Directors and evidenced in a Board resolution or in connection with an Asset Swap as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however, that in the event we or any Restricted Subsidiary engage in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any Affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (1) and (2). Notwithstanding the foregoing, clause (1) of the preceding sentence shall not be applicable to any Asset Swap.

(b)           If all or a portion of the Net Cash Proceeds of any Asset Sale are required to be applied (by the terms of such secured Indebtedness) to permanently repay any secured Indebtedness that is secured by a Permitted Lien, the Issuer and the Restricted Subsidiaries may apply such Net Cash Proceeds to the repayment thereof within 12 months of the Asset Sale. If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness that is secured by a Permitted Lien then outstanding as required by the terms thereof, or we determine not to apply such Net Cash Proceeds to the permanent prepayment of such secured Indebtedness that is secured by a Permitted Lien or if no such secured Indebtedness that is secured by a Permitted Lien that by its terms requires the repayment thereof is then outstanding, then we may within 12 months of the Asset Sale, (1) invest the Net Cash Proceeds in properties and assets that (as determined by our Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in our businesses or our Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto or (2) permanently repay any secured Indebtedness that is secured by a Permitted Lien; provided, however, that the Issuer or the applicable Restricted Subsidiary will be deemed to have complied with this clause (b) if, within 12 months of such Asset Sale, the Issuer or the applicable Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure, in compliance with this clause (b), and that expenditure is substantially completed within a date that is 12 months and 90 days after the date of such Asset Sale. The amount of such Net Cash Proceeds not used or invested as set forth in the first two sentences of this clause (b) constitutes “Excess Proceeds.” Pending the final application of any Net Cash Proceeds pursuant to this clause (b), the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

(c)           When the aggregate amount of Excess Proceeds exceeds $10,000,000, we shall apply the Excess Proceeds to the repayment of the Notes and, at the option of the Issuer, any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(A)          we shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered), and

(B)           to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, we shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari

Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), we shall use such Deficiency in our business and that of our Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.  The Issuer may make an Offer before the end of the 366 days and/or in an amount of less than $10,000,000.

(d)           Whenever the Excess Proceeds we receive exceed $10,000,000, such Excess Proceeds shall be set aside by us in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by us of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in our business and that of our Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10,000,000 shall not be later than the Offer Date. We shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that we shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

(e)           If we become obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by us, at the option of the holder thereof, in whole or in part in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for us to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

(f)            We shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with any provisions of such an Offer, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under any provisions of such an Offer by virtue of such conflict.

(g)           We will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture) that would materially impair our ability to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

Limitation on Issuances of Guarantees of and Pledges for Indebtedness

(a)           We will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any of our Indebtedness (other than guarantees in existence on the date of the Indenture) unless such guarantee is otherwise permitted under the Indenture and such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of such Indebtedness, except that the guarantee of the Notes need not be secured; provided that if such Indebtedness is Subordinated Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

(b)           Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a “Guarantee” and the issuer of each such Guarantee is referred to as a “Guarantor.” Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon

(1)           any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Company’s or the Issuer’s Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with the Indenture or

(2)           with respect to any Guarantees created after the date of the Indenture, the release by the holders of our Indebtedness described in clause (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other of our Indebtedness has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Restriction on Transfer of Assets

We and the Guarantors will not sell, convey, transfer or otherwise dispose of our respective assets or property to any of our Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are Broadcast Licenses, in each case subject to compliance with “—Limitation on Sale of Assets.” For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Issuer shall not be considered “in the ordinary course of business.”

Purchase of Notes upon a Change of Control

If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that we purchase such holder’s Notes in whole or in part in amounts of $2,000 and integral multiples of $1,000 thereof, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

Within 30 days following any Change of Control, unless we have exercised our right to redeem all of the Notes as described under “—Optional Redemption,” we shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at the address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless we default in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. Moreover, the Bank Credit Agreement prohibits the repurchase of the Notes by us. Our failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture.

The Change of Control provisions described below may deter certain mergers, tender offers and other takeover attempts involving the Company or the Issuer by increasing the capital required to effectuate such transactions. In addition, the term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and we elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The Issuer will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer to be made by the Issuer and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

The existence of a holder’s right to require us to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring us in a transaction which constitutes a Change of Control.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company or the Issuer, provided that in the case of the Company, the Permitted

Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or the Issuer;

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Issuer (together with any new directors whose election to such Board, or whose nomination for election by the shareholders of the Company or the Issuer, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

(3)           the Company or the Issuer consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company or the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or the Issuer is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or the Issuer) or where (A) the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company or the Issuer as a Restricted Payment as described under “—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(4)           the Company or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “— Consolidation, Merger, Sale of Assets.”

A Change of Control would be triggered at such time as, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Issuer (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company or the Issuer, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approve) cease for any reason to constitute a majority of such Board of Directors then in office. You should note, however, that recent case law suggest that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a Change of Control under a clause similar to the provision described in the prior sentence if the outgoing directors were to approve the new directors for the purpose of such Change of Control clause.

“Permitted Holders” means as of the date of determination (1) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (2) family members or the relatives of the Persons described in clause (1); (3) any trusts created for the benefit of the Persons described in clauses (1), (2) or (4) or any trust for the benefit of any such trust; or (4) in the event of the incompetence or death of any of the Persons described in clauses (1) and (2), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company or the Issuer. With respect to the Issuer, the Company and each Wholly Owned Restricted Subsidiary shall be a “Permitted Holder.”

The provisions of the Indenture will not afford holders of Notes the right to require us to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s or the Issuer’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company or the Issuer by management or its Affiliates) involving the Company or the Issuer that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s or the Issuer’s management or its Affiliates, or a transaction involving a recapitalization of the Company or the Issuer, will only result in a Change of Control if it is the type of transaction specified by such definition.

We will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer will comply with those securities laws and regulations and will not  be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Limitation on Subsidiary Equity Interests

We will not permit any Restricted Subsidiary of ours to issue any Equity Interests, except for (1) Equity Interests issued to and held by us or a Wholly Owned Restricted Subsidiary, and (2) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of ours to

(1)           pay dividends or make any other distribution on its Equity Interests,

(2)           pay any Indebtedness owed to us or a Restricted Subsidiary,

(3)           make any Investment in us or a Restricted Subsidiary or

(4)           transfer any of its properties or assets to us or any Restricted Subsidiary of ours.

However, this covenant will not prohibit

(1)           any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture or contained in any other indenture or instrument governing debt or preferred securities that are no more restrictive than those contained in the Indenture;

(2)           any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of ours on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of ours and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary or the properties or assets of the Issuer or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3)           any encumbrance or restriction existing under, by reason of or with respect to any agreement of us or any Restricted Subsidiary of ours; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of agreement involved and (b) such encumbrances will not affect in any material respect our or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by us.

(4)           any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1), (2) and (3), or in this clause (4), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture; and

(5)           any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “—Limitation on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

Limitation on Unrestricted Subsidiaries

We will not make, and will not permit any of our Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “—Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (1) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by us and (2) may be made in cash or property.

Provision of Financial Statements

The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, it will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if it were so subject, such documents to be filed with the Commission on or prior to the respective dates by which it would have been required so to file such documents if it were so subject (the “Required Filing Dates”); provided, however, that if the Company is not permitted by the Commission to file such reports with the Commission, it shall post the annual reports, quarterly reports and other documents that it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if it were so subject on its website accessible to each holder of Notes by the applicable Required Filing Date.

The Company will also in any event (x) within 15 days of each Required Filing Date (1) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Sections and (y) if the Company’s filing such documents with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at its expense. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the holders if it has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available.

In addition, the Indenture will provide that if at any time the financial statements of the Company do not include the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows of the Issuer and the Guarantors presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, then the Issuer will furnish to each holder of Notes (including by posting on a website accessible to each holder of Notes) (a) within 120 days after the end of each fiscal year of the Issuer, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, the unaudited consolidated balance sheet and related statements of operations, stockholder’s equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such fiscal quarter and then elapsed portion of such fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by a financial officer of the Issuer.

The Indenture will also provide that, so long as any of the Notes remain outstanding, we will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale of Notes the information required by Rule 144A(d)(4) under the Securities Act so long as such Notes are not freely transferable under the Securities Act.

Effectiveness of Covenants upon an Investment Grade Rating Event

(a) Upon and after the occurrence of an Investment Grade Rating Event, the covenants under the foregoing sections of this prospectus will be suspended:

(1)           “—Limitation on Indebtedness;”

(2)           “—Limitation on Restricted Payments;”

(3)           “—Limitation on Transactions with Affiliates;”

(4)           “—Limitation on Sale of Assets;”

(5)           “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness;”

(6)           “—Restrictions on Transfer of Assets;”

(7)           “—Limitation on Subsidiary Equity Interests;”

(8)           “—Limitation on Dividends and other Payment Restrictions Affecting Subsidiaries;”

(9)           “—Limitation on Unrestricted Subsidiaries;” and

(10)         “—Provision of Financial Statements.”

(b)           Upon and after the occurrence of an Investment Grade Rating Event, the provision set forth in clause (3) of the covenant described below “—Consolidation, Merger, Sale of Assets” will be suspended.

During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Limitation on Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either Rating Agency should subsequently decline to below an Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline; provided, however, no

Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the Indenture, the Notes or the Guarantees with respect to the foregoing suspended covenants based on, and none of the Issuer or any of the Restricted Subsidiaries or Guarantors shall bear any liability for, any actions taken or events occurring during the period the foregoing covenants were suspended, or any actions taken at any time pursuant to any contractual obligation arising prior to the date the foregoing covenants were reinstated, regardless of whether such actions or events would have been permitted if the applicable suspended covenants remained in effect during such period. On the date the foregoing covenants are reinstated, all Indebtedness incurred during the suspension period will be deemed to have been outstanding on the date of the Indenture, so that it is classified as permitted under clause (4) of “—Limitation on Indebtedness.” Calculations under the reinstated “—Limitation on Restricted Payments” covenant will be made as if the “—Limitation on Restricted Payments” covenant had been in effect since the date of the indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

Additional Covenants

The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

We shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any Person or group of affiliated Persons, or permit any of our Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of us and our Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)           either (a) we shall be the continuing corporation or (b) the Person (if other than the Issuer) formed by such consolidation or into which we are merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of us and our Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture and the Registration Rights Agreement, and the Indenture and the Registration Rights Agreement shall remain in full force and effect;

(2)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)           immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), we (or the Surviving Entity if we are not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of “—Certain Covenants—Limitation on Indebtedness” (other than Permitted Indebtedness);

(4)           each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(5)           if any of our property or assets or any of our Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(6)           we or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Each Guarantor will not, and we will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than us or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than us or any other Guarantor) unless at the time and giving effect thereto:

(1)           either (a) such Guarantor shall be the continuing corporation or (b) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture and the Registration Rights Agreement;

(2)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)           such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “—Certain Covenants—Limitation on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (b) of “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.”

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which we or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, us or such Guarantor, as the case may be, and we or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be, and the Registration Rights Agreement.

Events of Default

An Event of Default will occur under the Indenture if:

(1)           there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)           there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(3)           (a) there shall be a default in the performance, or breach, of any covenant or agreement of ours or any Guarantor under the Notes, the Guarantees or the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to us by the Trustee or (y) to us and the Trustee by the holders of at least 25% in aggregate principal amount of the original notes; (b) there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”; (c) we shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) we shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Certain Covenants—Purchase of Notes upon a Change of Control;”

(4)           one or more defaults shall have occurred under any agreements, indentures or instruments under which we, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(5)           any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or us not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6)           one or more judgments, orders or decrees for the payment of money in excess of $25,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)           there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, the Issuer or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Issuer or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8)                                  (a)           the Company, the Issuer or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b)           the Company, the Issuer or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c)           the Company, the Issuer or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)           the Company, the Issuer or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Issuer or any Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

(e)           the Company, the Issuer or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8).

If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders of the Notes); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement.  Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to us and the Trustee, may rescind and annul such declaration if (a) we have paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes, (3) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

We are also required to notify the Trustee within five Business Days of the occurrence of any Default. We are required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The

Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of ours or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of the Indenture

We may, at our option, at any time, elect to have our obligations, each of the Guarantors and any other obligor upon the Notes discharged with respect to the original notes and the Indenture (“defeasance”). Such defeasance means that we, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the original notes, except for

(1)                                  the rights of holders of original notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(2)                                  our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and

(4)                                  the defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have the obligations of the Issuer and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance,

(1)                                  we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the original notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after the initial redemption date, if any, for such original notes (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, we have delivered to the Trustee an irrevocable notice to redeem all of the original notes on the Defeasance Redemption Date);

(2)                                  in the case of defeasance, we shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the original notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)                                  in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the original notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (7) or (8) under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(5)                                  such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Issuer or any Guarantor;

(6)                                  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which we or any Guarantor is a party or by which it is bound;

(7)                                  we shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness that ranks pari passu with the Notes or the Guarantees, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(8)                                  we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(9)                                  no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(10)                            we shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all original notes when:

(a)                                  either:

(1)                                  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2)                                  all the Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and we or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

(b)                                 we or any Guarantor has paid or caused to be paid all other sums payable under the Indenture relating to the Notes by us or any Guarantor; and

(c)                                  we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture relating to the Notes have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture relating to the Notes or any other material agreement or instrument to which we or any Guarantor is a party or by which we or any Guarantor is bound.

Modifications and Amendments

Modifications and amendments of the Indenture relating to the Notes may be made by us, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the original notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1)                                  change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date) (other than provisions relating to the covenants set forth under “—Certain Covenants—Limitation on Sale of Assets”);

(2)                                  amend, change or modify our obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Certain Covenants—Purchase of Notes upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

(3)                                  reduce the percentage in principal amount of original notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

(4)                                  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of original notes required for such actions or to provide that certain other provisions of the Indenture relating to the Notes cannot be modified or waived without the consent of the holder of each Note affected thereby;

(5)                                  except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by us or any Guarantor of any of its rights and obligations under the Indenture; or

(6)                                  amend or modify any of the provisions of the Indenture relating to the ranking of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee;

provided further, that no such modification or amendment may, without the consent of the holders of 66 2/3% of the original notes affected thereby, amend, change or modify our obligation to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” including amending, changing or modifying any definitions with respect thereto.

Without the consent of any holders, we and the Guarantors, when authorized by a resolution of the board of directors, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures or agreements, or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(1)                                  to evidence the succession of another Person to us, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of our covenants or such Guarantor or obligor under the Indenture and in the Notes and in any Guarantee, in each case in compliance with the provisions of the Indenture;

(2)                                  to add to the covenants of the Issuer, any Guarantor or any other obligor upon the Notes for the benefit of the holders, or to surrender any right or power conferred in the Indenture upon us, any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(3)                                  to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in any Guarantee, or to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the holders;

(4)                                  to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;

(5)                                  to add a Guarantor pursuant to the requirements under “Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(6)                                  to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

(7)                                  to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders as additional security for the payment and performance of the Indenture obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

(8)                                  to provide for uncertificated Notes in place of or in addition to certificated Notes.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture relating to the Notes.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Payment and Paying Agent

Payments in respect of the Notes shall be made to The Depository Trust Company (“DTC”), which shall credit the relevant accounts at DTC on the applicable payment dates or, if the Notes are not held by DTC, such payments shall be made at the office or agency of the Paying Agent maintained for such purpose, or at our option, by check mailed to the address of the holder entitled thereto as such address shall appear on the Notes Register. The Paying Agent shall initially be U.S. Bank National Association. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to us. In the event that U.S. Bank National Association chooses no longer to be the Paying Agent, we shall appoint a successor (which shall be a bank or trust company) acceptable to us to act as Paying Agent.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent for the Notes (the “Notes Registrar”).

As described under “—Book-Entry Securities; The Depository Trust Company; Delivery and Form,” so long as the Notes are in book-entry form, registration of transfers and exchanges of Notes will be made through direct participants and indirect participants in DTC. If physical certificates representing the Notes are issued, registration of transfers and exchanges of Notes will be effected without charge by us or on our behalf, but, in the case of a transfer, upon payment (with the giving of such indemnity as we may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

We will not be required to register or cause to be registered any transfer of Notes during a period beginning 15 days prior to the mailing of notice of redemption of Notes and ending on the day of such mailing.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” means, with respect to any specified Person, (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (2) any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (3) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)                                  1.0% of the principal amount of such Note; and

(2)                                  the excess, if any, of (a) the present value as of such date of redemption of (1) the redemption price of such Note on October 15, 2014, (each such redemption price being described under “—Optional Redemption”) plus (2) all required interest payments due on such Note through October 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of

(1)                                  any Equity Interest of any Restricted Subsidiary;

(2)                                  all or substantially all of the properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)                                  any other properties or assets of the Issuer or any Restricted Subsidiary, other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by the provisions described under “—Consolidation, Merger, Sale of Assets,” (B) that is by the Issuer to any Wholly Owned Restricted

Subsidiary that is a Guarantor, or by any Restricted Subsidiary to the Issuer or any Wholly Owned Restricted Subsidiary that is a Guarantor in accordance with the terms of the Indenture or (C) that aggregates not more than $10,000,000 in gross proceeds.

“Asset Swap” means an Asset Sale by the Issuer or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Issuer and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of October 29, 2009, as amended on August 19, 2010, between the Issuer, the guarantors party thereto, the lenders named therein and J.P. Morgan Chase Bank, N.A., as agent, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Wells Fargo Bank, National Association, as syndication agent, and Citadel Securities LLC, as documentation agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, for the avoidance of doubt, any renewals, extensions, substitutions, refinancing, restructurings, replacements, supplements or any other modifications through any indenture, note purchase agreement or similar instrument). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “—Certain Covenants—Limitation on Indebtedness;” provided that, for purposes of the definition of “Permitted Indebtedness” set forth in “—Certain Covenants—Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause (1) of the definition of “Permitted Indebtedness.”

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Broadcast Licenses” means (a) the licenses, permits, authorizations or certificates to construct, own or operate the Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means any obligation of the Issuer and the Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of the State of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Interest Expense” means, without duplication, for any period, the sum of

(a)                                  the cash interest expense of the Issuer and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1)                                  amortization of debt discount,

(2)                                  the net cost under interest rate contracts (including amortization of discounts),

(3)                                  the interest portion of any deferred payment obligation, and

(4)                                  accrued interest, plus

(b)                                 the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer during such period, and all capitalized interest of the Issuer and its Consolidated Restricted Subsidiaries, minus

(c)                                  cash interest income of the Issuer and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis,

in each case as determined in accordance with GAAP consistently applied; provided that, for the avoidance of doubt, Consolidated Interest Expense shall not include any cash interest expense associated with the Existing Convertible Notes.

“Consolidated Net Income (Loss)” means, for any period, the Consolidated net income (or loss) of the Issuer and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), (a) by excluding, without duplication,

(1)                                  all extraordinary gains but not losses (less all fees and expenses relating thereto),

(2)                                  the portion of net income (or loss) of the Issuer and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Issuer or its Consolidated Restricted Subsidiaries by such other Person during such period,

(3)                                  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)                                  net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business,

(5)                                  the net income of the Issuer or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Issuer or that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Issuer, that Restricted Subsidiary or its shareholders,

(6)                                  any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles and other assets or any depreciation expense, in each case, pursuant to GAAP, or

(7)                                  expenses relating to the issuance of the Notes and the Initial Debt Transactions;

and (b) by including, to the extent excluded in calculating such net income (or loss), without duplication, any cash contributions to the Issuer or any Restricted Subsidiary by Unrestricted Subsidiaries.

Any cash amounts dividended, distributed, loaned or otherwise transferred to the Company by the Issuer or its Restricted Subsidiaries pursuant to clause (11) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments,” without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Issuer and/or the Restricted Subsidiaries shall be deducted in calculating the Consolidated Net Income of the Issuer and the Restricted Subsidiaries.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Contract Stations” means (a) each television or radio station identified as such in a schedule to the Indenture, (b) each television or radio station that is the subject of an acquisition referred to in clause (b) of the definition of “Other Acquisitions” in the Bank Credit Agreement consummated by the Issuer or any Subsidiary on or after the date hereof and (c) any television or radio station with which the Issuer or any Subsidiary has entered into any Program Services Agreement, Outsourcing Agreement or other similar agreement on or after the date hereof, in each case until such time, if any, as the Issuer or any Subsidiary acquires the Broadcast License of such television or radio station and such station becomes an Owned Station.

“Convertible Debentures” means the Company’s 6.0% Convertible Debentures due 2012.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from October 29, 2009 to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from October 29, 2009 to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cunningham” means Cunningham Broadcasting Corporation, a Maryland corporation.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of

(a)                                  the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity

Interests of the Issuer (excluding any such Disqualified Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to

(b)                                 Operating Cash Flow of the Issuer and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to

(1)                                  the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(2)                                  the incurrence, repayment or retirement of any other Indebtedness by the Issuer and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(3)                                  in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and

(4)                                  any acquisition or disposition by the Issuer and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Designated SBG Subsidiary” means (a) KDSM, LLC and KDSM Licensee, LLC and (b) each other Subsidiary of the Company that is designated as a “Designated SBG Subsidiary” after the date of the Indenture pursuant to the Indenture, in each case so long as such Subsidiary remains a Designated SBG Subsidiary.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be required to be, redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Issuer in circumstances where the holders of the Notes would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Equity Offering” means a public or private offering for cash by the Issuer or the Company, as the case may be, of its Equity Interests, other than (x) public offerings with respect to the Issuer’s or the Company’s Equity Interests registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Convertible Notes” means the Company’s existing 3.0% Convertible Senior Notes due 2027 and 4.875% Convertible Senior Notes due 2018.

“Existing Secured Notes” means the Issuer’s 9.25% Senior Secured Second Lien Notes due 2017.

“Existing Subordinated Notes” means the Issuer’s 8.0% Senior Subordinated Notes due 2012.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Film Contract” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

(1)                                  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)                                  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3)                                  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)                                  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

(5)                                  otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means (1) initially the Company, the subsidiaries of the Issuer listed as guarantors in the Indenture, each SBG Guarantor and any other guarantor of the Indenture Obligations. The Guarantors include WCGV, LLC, a Maryland limited liability company, Sinclair Acquisition IV, Inc., a Maryland corporation, WLFL, Inc., a Maryland corporation, Sinclair Media I, Inc., a Maryland corporation, WSMH, Inc., a Maryland corporation, Sinclair Media II, Inc., a Maryland corporation, WSTR Licensee, Inc., a Maryland corporation, WGME, Inc., a Maryland corporation, Sinclair Media III, Inc., a Maryland corporation, WTTO, Inc., a Maryland corporation, WTVZ, Inc., a Maryland corporation, WYZZ, Inc., a Maryland corporation, KOCB, Inc., an Oklahoma corporation, WDKY, Inc., a Delaware corporation, WYZZ Licensee, Inc., a Delaware corporation, KLGT, Inc., a Minnesota corporation, Sinclair Television Company II, Inc., a Delaware corporation, WSYX Licensee, Inc., a Maryland corporation, WGGB, Inc., a Maryland corporation, WTWC, Inc., a Maryland corporation, Sinclair Communications II, Inc., a Delaware corporation, Sinclair Holdings I, Inc., a Virginia corporation, Sinclair Holdings II, Inc., a Virginia corporation, Sinclair Holdings III, Inc., a Virginia corporation, Sinclair Television Company, Inc., a Delaware corporation, Sinclair Television of Buffalo, Inc., a Delaware corporation, Sinclair Television of Charleston, Inc., a Delaware corporation, Sinclair Television of Nashville, Inc., a Tennessee corporation, Sinclair Television of Nevada, Inc., a Nevada corporation, Sinclair Television of Tennessee, Inc., a Delaware corporation, Sinclair Television License Holder, Inc., a Nevada corporation, Sinclair Television of Dayton, Inc., a Delaware corporation, Sinclair Acquisition VII, Inc., a Maryland corporation, Sinclair Acquisition VIII, Inc., a Maryland corporation, Sinclair Acquisition IX, Inc., a Maryland corporation, Sinclair Acquisition X, Inc., a Maryland corporation, Montecito Broadcasting Corporation, a Delaware corporation, Channel 33, Inc., a Nevada corporation, WNYO, Inc., a Delaware corporation, New York Television, Inc., a Maryland corporation, Sinclair Properties, LLC, a Virginia limited liability company, Sinclair Properties II, LLC, a Virginia limited liability company, KBSI Licensee L.P., a Virginia limited partnership, KOKH, LLC, a Nevada limited liability company, WMMP Licensee L.P., a Virginia limited partnership, WSYT Licensee L.P., a Virginia limited partnership, WEMT Licensee L.P., a Virginia limited partnership, WKEF Licensee L.P., a Virginia limited partnership, WGME Licensee, LLC, a Maryland limited liability company, WICD Licensee, LLC, a Maryland limited liability company, WICS Licensee, LLC, a Maryland limited liability company, KGAN Licensee, LLC, a Maryland limited liability company, WSMH Licensee, LLC, a Maryland limited liability company, WPGH Licensee, LLC, a Maryland limited liability company, KDNL Licensee, LLC, a Maryland limited liability company, WCWB Licensee, LLC, a Maryland limited liability company, WTVZ Licensee, LLC, a Maryland limited liability company, Chesapeake Television Licensee, LLC, a Maryland limited liability company, KABB Licensee, LLC, a Maryland limited liability company, WLOS Licensee, LLC, a Maryland limited liability company, KLGT Licensee, LLC, a Maryland limited liability company, WCGV Licensee, LLC, a Maryland limited liability company, KUPN Licensee, LLC, a Maryland limited liability company, WEAR Licensee, LLC, a Maryland limited liability company, WLFL Licensee, LLC, a Maryland limited liability company, WTTO Licensee, LLC, a Maryland limited liability company, WTWC Licensee, LLC, a Maryland limited liability company, WGGB Licensee, LLC, a Maryland limited liability company, KOCB Licensee, LLC, a Maryland limited liability company, WDKY Licensee, LLC, a Maryland limited liability company, KOKH Licensee, LLC, a Maryland limited liability company, WUPN Licensee, LLC, a Maryland limited liability company, WUXP Licensee, LLC, a Maryland limited liability company, WCHS Licensee, LLC, a Maryland limited liability company, Sinclair Finance, LLC, a Minnesota limited liability company, Birmingham (WABM-TV) Licensee, Inc., a Maryland corporation, Raleigh (WRDC-TV) Licensee, Inc., a Maryland corporation, San Antonio (KRRT-TV) Licensee, Inc., a Maryland corporation, WVTV Licensee, Inc., a Maryland corporation, WUHF Licensee, LLC, a Nevada limited liability company, WMSN Licensee, LLC, a Nevada limited liability company, WRLH Licensee, LLC, a Nevada limited liability company, WUTV Licensee, LLC, a Nevada limited liability company,

WXLV Licensee, LLC, a Nevada limited liability company, WZTV Licensee, LLC, a Nevada limited liability company, WVAH Licensee, LLC, a Nevada limited liability company, WTAT Licensee, LLC, a Nevada limited liability company, WRGT Licensee, LLC, a Nevada limited liability company, Sinclair NewsCentral, LLC, a Maryland limited liability company, KDSM Licensee, LLC, a Maryland limited liability company, KDSM, LLC, a Maryland limited liability company, KFXA Licensee, LLC, a Nevada limited liability company, San Antonio Television, LLC, a Delaware limited liability company, Sinclair Communications, LLC, a Maryland limited liability company, Sinclair Programming Company, LLC, a Maryland limited liability company, WDKA Licensee, LLC, a Nevada limited liability company, WFGX Licensee, LLC, a Nevada limited liability company, WNAB Licensee, LLC, a Nevada limited liability company, WNYS Licensee, LLC, a Nevada limited liability company, and WRDC, LLC, a Nevada limited liability company and (2) each of the Issuer’s Subsidiaries and each Designated SBG Subsidiary which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture, and their successors, in each case, until released from its respective Guarantee pursuant to the Indenture.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, future contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Issuer’s publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Issuer and its Subsidiaries and any master agreement relating to any of the foregoing.

“Indebtedness” means, with respect to any Person, without duplication,

(1)                                  all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

(2)                                  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)                                  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4)                                  all obligations under Interest Rate Agreements of such Person (but excluding any terminated derivatives being amortized),

(5)                                  all Capital Lease Obligations of such Person,

(6)                                  all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7)                                  all Guaranteed Debt of such Person,

(8)                                  all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(9)                                  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (8) above;

provided, however, that the term Indebtedness shall not include any obligations of the Issuer and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (7) above at such date. The Indebtedness of the Issuer and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Issuer and the Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (2) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture Obligations” means the obligations of the Issuer and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

“Independent Director” means a director of the Company other than a director (1) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (2) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initial Debt Transactions” means (1) the issuance of the Notes by the Issuer and the Guarantees by the Guarantors, (2) the completion by the Issuer of the tender offers for the Convertible Debentures and the Existing Subordinated Notes and (3) the amendment of the Bank Credit Agreement, in each case as described in this prospectus.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Moody’s) or BBB- by S&P (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P).

“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing.

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement, outsourcing agreement, joint sale agreement or similar arrangement pursuant to which a Person

(1)                                  obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party,

(2)                                  purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time,

(3)                                  manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station,

(4)                                  manages the acquisition of programming for a television station,

(5)                                  acts as a program consultant for a television station, or

(6)                                  manages the operation of a television station generally.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, Offer in respect of excess proceeds, Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service Inc. and any successor to the rating agency business thereto.

“MOU” means the Memorandum of Understanding dated September 8, 2009, by and among Cunningham and its subsidiaries, The Carolyn C. Smith Cunningham Trust, the Carolyn Smith’s Grandchildren’s Trust I, the Carolyn Smith’s Grandchildren’s Trust II, the

Carolyn Smith’s Grandchildren’s Trust III and The Carolyn Smith’s Grandchildren’s Trust IV and the Company on behalf of itself and certain applicable subsidiaries, as amended by Amendment No. 1 dated October 6, 2009.

“Net Cash Proceeds” means

(a)                                  with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of

(1)                                  brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2)                                  provisions for all taxes payable as a result of such Asset Sale,

(3)                                  payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4)                                  amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(5)                                  appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and

(b)                                 with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Operating Cash Flow” means, for any period, the Consolidated Net Income (Loss) of the Issuer and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss)(including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), plus (e) to the extent deducted from Consolidated Net Income (Loss), all transaction costs relating to the Initial Debt Transactions and the amount of Purchase Options Deposits paid, plus (f) cash distributions received from Unrestricted Subsidiaries, minus (g) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

“Outsourcing Agreement” means (a) any agreement to which the Issuer or any of its Subsidiaries is a party which provides for the Issuer or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services of any television station, and (b) any put or option agreement entered into in connection with any agreement referred to in clause (a) above that provides for the Issuer or any of its Subsidiaries to acquire or sell the license or non-license assets of the related television station.

“Owned Stations” means (a) each television or radio station identified as such in a schedule to the Indenture and (b) any television or radio station the Broadcast Licenses of which are owned or held by the Issuer or any of its Subsidiaries on or after the date hereof.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Notes or any Guarantees, as the case may be.

“Permitted Investment” means

(1)                                  Investments in any Wholly Owned Restricted Subsidiary;

(2)                                  Indebtedness of the Issuer or a Restricted Subsidiary described under clauses (5) and (6) of the definition of “Permitted Indebtedness” set forth in “—Certain Covenants—Limitation on Indebtedness”;

(3)                                  Temporary Cash Investments;

(4)                                  Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets,” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(5)                                  guarantees of Indebtedness otherwise permitted by the Indenture;

(6)                                  Investments in existence on the date of this Indenture;

(7)                                  loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(8)                                  any Investments in the Notes;

(9)                                  a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Issuer in accordance with this Indenture;

(10)                            Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(11)                            other Investments that do not exceed $25,000,000 at any time outstanding

(12)                            any Investments in any subsidiary of the Company (other than Restricted Subsidiaries) to allow for the payment of general and administrative overhead of subsidiaries of the Company so long as the aggregate payments pursuant to this clause (12) shall not in any fiscal year exceed an amount equal to $5,000,000 minus any payments made pursuant to clause (11)(d) of the definition of “Permitted Payments” set forth in “—Certain Covenants—Limitation on Restricted Payments;”

(13)                            any Investments in any subsidiary of the Company (other than Restricted Subsidiaries) that allow for the payment of unfunded commitments set forth in a schedule to the Indenture, so long as the amount of all payments pursuant to this clause (13) shall not exceed an amount equal to $19,500,000 in the aggregate minus any payments made pursuant to clause (11)(f) of the definition of “Permitted Payments” set forth in “—Certain Covenants—Limitation on Restricted Payments;”

(14)                            (a) Investments in Local Marketing Agreement purchase options (other than Local Marketing Agreement purchase options with Cunningham or a wholly-owned subsidiary of Cunningham) in an amount of up to $10,000,000  in the aggregate plus customary closing fees and expenses and (b) Investments in Local Marketing Agreement purchase options with Cunningham or a wholly-owned subsidiary of Cunningham;

(15)                            if otherwise permitted pursuant to FCC rules and regulations and the terms and conditions of the Bank Credit Agreement, the acquisition of any television station which is subject to an option agreement, merger agreement or any similar agreement existing between the Company, the Issuer and any of their respective subsidiaries and the owners of such television station; and

(16)                            any Investments in the Existing Convertible Notes.

“Permitted Subsidiary Indebtedness” means: (1) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and (2) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender’s sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Preferred Equity Interest,” as applied to the Equity Interests of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Program Services Agreement” means any agreement having a term of not less than three years with an option to extend such term for an additional three years or more entered into by the Issuer or any of its Subsidiaries (other than License Subsidiaries) in accordance with the Bank Credit Agreement as in effect on the date of the Indenture relating to a Contract Station, pursuant to which agreement the Issuer or any of its Subsidiaries (other than License Subsidiaries) will obtain the right to program and sell advertising on a substantial portion of such Contract Station’s inventory of broadcast time.

“Purchase Options Deposits” means any payments made by the Issuer to Cunningham for up to $33,000,000 in the aggregate pursuant to the transaction contemplated by the MOU, whereby such payments are credited toward the purchase price the Company would pay for each station owned by Cunningham.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P and Moody’s, or both, as the case may be.

“Related Amounts” means any amounts incurred under the Bank Credit Agreement to pay reasonable and customary fees to lenders (including upfront fees and any original issue discount).

“Restricted Subsidiary” means a Subsidiary of the Issuer (including, for the avoidance of doubt, any Designated SBG Subsidiary) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“SBG Guarantor” means each Designated SBG Subsidiary and each other Subsidiary of the Company that becomes a Guarantor after the date of the Indenture pursuant to the terms of the Indenture, in each case, so long as such Subsidiary remains an SBG Guarantor under the Indenture.

“Secured Debt to Operating Cash Flow Ratio” means, as of the date of determination, the ratio of

(a)                                  the aggregate principal amount of all outstanding secured Indebtedness of the Issuer and the Restricted Subsidiaries as of such date on a Consolidated basis to

(b)                                 Operating Cash Flow of the Issuer and the Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to

(1)                                  the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(2)                                  the incurrence, repayment or retirement of any other Indebtedness by the Issuer and the Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(3)                                  in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and

(4)                                  any acquisition or disposition by the Issuer and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Separation Transaction” means the sale or separation of the non-television business of the Company and its Subsidiaries in whole or in part, whether by asset sale or otherwise.

“Significant Subsidiary” means, at any date of determination: (1) each Guarantor or Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (A) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year in conformity with GAAP; and (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) of the section “Events of Default” has occurred, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity,” when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Stations” means the Owned Stations and the Contracted Stations.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries; provided that each Designated SBG Subsidiary shall be deemed to be a Subsidiary of the Issuer for all purposes of the Notes and the Indenture (unless the context requires otherwise).

“Temporary Cash Investments” means

(1)                                  any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

(2)                                  any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency,

(3)                                  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and

(4)                                  any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 15, 2014; provided, however, that if the period from the redemption date to October 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, a national banking association organized under the laws of the United States of America, or any successor trustee that shall have become such pursuant to the applicable provisions of the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (and remove any Designated SBG Subsidiary as a Restricted Subsidiary and a Subsidiary) if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “Certain Covenants—Limitation on Unrestricted Subsidiaries” covenant. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a

Restricted Subsidiary; provided that immediately after giving effect to such designation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “Certain Covenants—Limitation on Indebtedness” covenant.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (1) as to which neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Issuer or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Issuer shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any indebtedness of the Issuer or any Restricted Subsidiary to declare, a default on such Indebtedness of the Issuer or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Equity Interest of which is owned by the Issuer or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Issuer currently consist of all the Issuer’s Restricted Subsidiaries.

Book-Entry Securities; The Depository Trust Company; Delivery and Form

The Notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. Notes will not be issued in bearer form.

Rule 144A and Regulation S Global Notes

Notes issued in accordance with Rule 144A are represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Notes issued in accordance with Regulation S are represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note” and, together with the Rule 144A Global Note, the “Global Notes”). The Global Notes have been deposited with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Exchanges between the Rule 144A Global Note and the Regulation S Global Note

Beneficial interests in one Global Note may be exchanged for beneficial interests in another Global Note, subject to compliance with the certification requirements the Trustee may require. Any beneficial interest in one of the Global Notes that is exchanged for an interest in the other Global Note will cease to be an interest in such Global Note and will become an interest in the other Global Note. Accordingly, such interest will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Exchange of Book-Entry Notes for Certificated Notes

A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless:

(1)                                  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fail to appoint a successor Depositary within 90 days,

(2)                                  we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Notes in certificated form or

(3)                                  there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes.

In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Notes Registrar to reflect a decrease in the principal amount of the relevant Global Note.

Certain Book-Entry Procedures for Global Notes

The descriptions of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is:

•                                          a limited purpose trust company organized under the laws of the State of New York,

•                                          a “banking organization” within the meaning of the New York Banking Law,

•                                          a member of the Federal Reserve System, and

•                                          a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (“participants”) and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC has advised us that its current practice, upon the issuance of the Rule 144A Global Notes and the Regulation S Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interest of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under “—Exchanges of Book-Entry Notes for Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes.

Investors may hold their interests in the Rule 144A Global Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Investors may, and during the Restricted Period must, hold their interests in the Regulation S Global Note through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold their interests in the Regulation S Global Note through organizations other than Euroclear and Clearstream that are participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in the Regulation S Global Note in customers’ securities accounts in the depositories’ names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. Transfers and exchanges of interests in a Global Note will also be subject to the procedures described above under “—Exchanges between the Rule 144A Global Note and the Regulation S Global Note,” if applicable.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a Person having beneficial interests in a Global Note to pledge such interest to Persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal, of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note representing any Notes held by it or its nominee, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants. None of the Issuer or the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer and exchange restrictions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures or same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfer of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing ..their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of, beneficial ownership interests in Global Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the expiration date of the exchange offer and ending one hundred and eighty days after such date, it will make this prospectus available to any broker-dealer for use in connection with any such resale.

The Issuer will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. The Issuer will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations relating to the exchange of original notes for exchange notes by a holder pursuant to the exchange offer. This discussion applies only to a U.S. holder of notes who holds such notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address holders of notes that may be subject to special rules. Holders that may be subject to special rules include, without limitation, certain former U.S. citizens or long-term residents, foreign persons, banks, thrifts or other financial institutions, regulated investment companies or real estate investment trusts, insurance companies, tax-exempt entities, S Corporations, broker-dealers or dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, persons that hold the notes as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction and persons subject to the alternative minimum tax provisions of the Code. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any state, local or federal (other than U.S. federal income tax) or foreign tax consequences.

If a partnership or other entity taxable as a partnership holds notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such a partnership (and partners in such a partnership) should consult its tax advisors as to the tax consequences of the partnership exchanging original notes for exchange notes pursuant to the exchange offer.

This summary is based upon the provisions of the Code, United States Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and administrative and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The Issuer has not requested, nor does it plan to request, any rulings from the IRS concerning the tax consequences of the exchange of original notes for exchange notes or the ownership or disposition of exchange notes. The statements set forth below are not binding on the IRS or on any court.

YOU SHOULD CONSULT YOUR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF EXCHANGING ORIGINAL NOTES FOR  EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

Exchange of an Original Note for an Exchange Note Pursuant to the Exchange Offer

The exchange of an original note for an exchange note pursuant to the exchange offer will not be a taxable event to U.S. holders for U.S. federal income tax purposes. In addition, an exchanging U.S. holder will have a holding period in the exchange notes that includes the holding period of the original notes exchanged therefor, such holder’s adjusted tax basis in the exchange notes received will be the same as the adjusted tax basis of the original notes exchanged therefor immediately before such exchange.

LEGAL MATTERS

The validity of the exchange notes being offered hereby and certain other legal matters regarding the exchange notes will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, our special securities counsel.

EXPERTS

The financial statements as of December 31, 2009 and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008, before the effects of the adjustments to retrospectively apply the changes in accounting described in Note 1 in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, (the 2008 and 2007 financial statements before the effects of the adjustments discussed in Note 1 are not included or incorporated herein by reference) have been audited by Ernst & Young LLP, an independent registered public accounting firm.  The adjustments to those financial statements to retrospectively apply the changes in accounting principle described in Note 1 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.  The consolidated financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the reports of (i) Ernst & Young LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the changes in accounting described in Note 1 and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those financial statements to retrospectively apply the changes in accounting described in Note 1, given on the authority of such firms as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  The documents we incorporate by reference are:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010 (including information specifically incorporated therein by reference from our 2010 Definitive Proxy Statement, filed with the SEC on April 19, 2010);

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010;

•                  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 4, 2010;

•                  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 5, 2010; and

•                  our Current Reports on Form 8-K, filed with the SEC on March 26, 2010, June 4, 2010, August 19, 2010, September 21, 2010, October 6, 2010 and October 19, 2010.

We are also incorporating by reference the documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, between the date of this prospectus and termination of the exchange offer.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, by writing or calling our offices at the following address:

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, MD 21030
Attention: David B. Amy

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC.  The registration statement covers the exchange notes being offered and the guarantees of the exchange notes, and encompasses all amendments, exhibits, annexes, and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about the Issuer and the exchange offer, reference is made to the registration statement. This prospectus summarizes material provisions of agreements and other documents to which we refer herein. For a more complete understanding and description of such agreements or other documents, you should read the full text of these agreements and documents. We have filed such agreements and documents as exhibits to our registration statement.

We file periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

SINCLAIR TELEVISION GROUP, INC.

Offer to Exchange

$250,000,000
8 3/8% Senior Notes due 2018, registered under the Securities Act of 1933, for any and all outstanding 8 3/8% Senior Notes due 2018

PROSPECTUS

                 , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Officers and Directors

Our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, our articles of incorporation and bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, expenses incurred by a director or officer to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our articles of association and bylaws also permit our Board of Directors to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity. Our articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Our bylaws also provide that each director shall perform his duties in good faith and with such care as an ordinarily prudent person in like position would use under similar circumstances. In performing his duties, each director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in which case prepared or presented by: (a) one or more officers or employees of ours whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, certified public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or (c) a Committee of our Board of Directors that has been duly designated upon which such director does not serve as to matters within its designated authority, which Committee such director reasonably believes to merit confidence. Our bylaws provide that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A director who performs his duties in compliance with the foregoing shall have no liability by reason of being or having been a director of ours.

Item 21.                                                    Exhibits and Financial Statement Schedules

(a)           The attached exhibit index is incorporated by reference herein.

(b)           No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22.                                                    Undertakings

(a)           The undersigned registrant (the “Registrant”) hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)           The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (c) (1) (i) and (c) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(d)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(e)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on November 12, 2010.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David B. Amy
Name:	David B. Amy
Title:	Executive Vice President and
Chief Financial Officer

SINCLAIR TELEVISION GROUP, INC., as Issuer

By:	/s/ David B. Amy
Name:	David B. Amy
Title:	Secretary

OTHER GUARANTORS:

WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.

SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC
KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.

By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC

By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC

By:	WSMH, Inc., Member

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

By:	WTVZ, Inc., Member

KLGT LICENSEE, LLC
SINCLAIR FINANCE, LLC

By:	KLGT, Inc., Member

WCGV LICENSEE, LLC

By:	WCGV, Inc., Member

KUPN LICENSEE, LLC

WEAR LICENSEE, LLC
WFGX LICENSEE, LLC

By:	Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC
WRDC, LLC

By:	WLFL, Inc., Member

WTTO LICENSEE, LLC

By:	WTTO, Inc., Member

WTWC LICENSEE, LLC

By:	WTWC, Inc., Member

WGGB LICENSEE, LLC

By:	WGGB, Inc., Member

KOCB LICENSEE, LLC

By:	KOCB, Inc., Member

WDKY LICENSEE, LLC
KOKH, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC

By:	KOKH, LLC, Member of KOKH Licensee, LLC
By:	WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC

By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
WNAB LICENSEE, LLC

By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC

By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC

	By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC

	By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC

	By:	Sinclair Communications, LLC, Sole Member
	By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC

	By:	Sinclair Television Group, Inc., Member

KDSM, LLC

	By:	Sinclair Broadcast Group, Inc., Member

KDSM LICENSEE, LLC

	By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC
	By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
WNYS LICENSEE, LLC

	By:	Sinclair Properties, LLC, Member

By:	/s/ David B. Amy
David B. Amy, in his capacity as
Executive Vice President, Secretary
or Manager, as the case may be

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint David D. Smith, David B. Amy and David R. Bochenek, and each of them, his true and lawful attorney-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits  thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on November 12, 2010.

SIGNATURE	TITLE

/s/ David D. Smith	Chairman of the Board, Chief Executive Officer, President of Sinclair Broadcast Group, Inc. and Sinclair Television Group, Inc. and Director, or such other capacity identified above, of the Guarantors
David D. Smith	(Principal Executive Officer of Sinclair Broadcast Group, Inc., Sinclair Television Group, Inc. and the other Guarantors listed above)

/s/ David B. Amy

Executive Vice President and Chief Financial Officer of Sinclair Broadcast Group, Inc. and Treasurer and Director of Sinclair Television Group, Inc. and Director, or such other capacity identified above, of the Guarantors listed above

David B. Amy	(Principal Financial Officer)

/s/ David R. Bochenek	Vice President and Chief Accounting Officer
David R. Bochenek	(Principal Accounting Officer)

/s/ Frederick G. Smith	Director
Frederick G. Smith

/s/ J. Duncan Smith	Director
J. Duncan Smith

/s/ Robert E. Smith	Director
Robert E. Smith

/s/ Daniel C. Keith	Director
Daniel C. Keith

/s/ Martin R. Leader	Director
Martin R. Leader

/s/ Lawrence E. McCanna	Director
Lawrence E. McCanna

/s/ Basil A. Thomas	Director
Basil A. Thomas

EXHIBIT INDEX

Exhibit		Description of Exhibit

4.1

Indenture related to the 8.375% Senior Notes due 2018, dated as of October 4, 2010, among Sinclair Television Group, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (including forms of 8.375% Senior Notes due 2018) (incorporated by reference to the indicated exhibit filed with Sinclair’s Current Report on Form 8-K filed October 6, 2010).

4.2		Form of Note relating to the original notes (included in Exhibit 4.1).

4.3		Form of Note relating to the exchange notes (included in Exhibit 4.1).

4.4

Registration Rights Agreement, dated as of October 4, 2010, among Sinclair Television Group, Inc., the guarantors named therein, and J.P. Morgan Securities LLC as representative for Wells Fargo Securities, LLC, Citadel Securities LLC, BNP Paribas Securities Corp. and UBS Securities LLC (incorporated by reference to the indicated exhibit filed with Sinclair’s Current Report on Form 8-K filed October 6, 2010).

5.1	*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

21.1		Subsidiaries of the Registrant (incorporated by reference to the indicated exhibit filed with Sinclair’s Annual Report on Form 10-K filed March 5, 2010).

23.1	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature pages hereof).

25.1	*	Statement of Eligibility of Trustee.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3	*	Form of Letter to Clients.

99.4	*	Form of Notice of Guaranteed Delivery.

99.5	*	Form of Instructions from Beneficial Owner.

*     Filed herewith.